                                  EXHIBIT 2.1
                                  -----------

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

   (Any exhibits or schedules that are omitted, are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees, however, to furnish supplementary a copy of such omitted items to the Commission upon request).

                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                    LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                            L&H HOLDINGS USA, INC.

                             DRAGON SYSTEMS, INC.

          AND CERTAIN PRINCIPAL STOCKHOLDERS OF DRAGON SYSTEMS, INC.

                                March 27, 2000

                               TABLE OF CONTENTS

ARTICLE I.     THE MERGER........................................................................   5

 Section 1.1     Effective Time of the Merger....................................................   5
 Section 1.2     Closing.........................................................................   5
 Section 1.3     Effects of the Merger...........................................................   5
 Section 1.4     Directors and Officers..........................................................   5
 Section 1.5     Actions Prior to Closing........................................................   6
 Section 1.6     Stock Options...................................................................   6
 Section 1.7     Alternative Merger Structure....................................................   6

ARTICLE II.    CONVERSION OF SECURITIES..........................................................   7

 Section 2.1     Conversion of Capital Stock.....................................................   7
 Section 2.2     Exchange of Certificates........................................................   8
 Section 2.3     Optional Adjustment to Merger Consideration for Indebtedness....................  10
 Section 2.4     Escrow Shares...................................................................  11
 Section 2.5     Transfer of Principal Stockholders' Merger Shares...............................  12
 Section 2.6     Stockholders' Representatives...................................................  12

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF COMPANY.........................................  12

 Section 3.1     Organization of Company.........................................................  12
 Section 3.2     Company Capital Structure.......................................................  13
 Section 3.3     Authority; No Conflict; Required Filings and Consents...........................  14
 Section 3.4     Financial Statements............................................................  15
 Section 3.5     No Undisclosed Liabilities......................................................  15
 Section 3.6     Absence of Certain Changes or Events............................................  15
 Section 3.7     Taxes...........................................................................  16
 Section 3.8     Title to Properties.............................................................  17
 Section 3.9     Intellectual Property...........................................................  18
 Section 3.10    Agreements, Contracts and Commitments...........................................  20
 Section 3.11    Litigation......................................................................  21
 Section 3.12    Environmental Matters...........................................................  21
 Section 3.13    ERISA and Employee Benefit Plans................................................  23
 Section 3.14    Compliance With Laws............................................................  25
 Section 3.15    Permits.........................................................................  25
 Section 3.16    Registration Statement; Proxy Statement/Prospectus..............................  26
 Section 3.17    Labor Matters...................................................................  26
 Section 3.18    Insurance.......................................................................  26
 Section 3.19    Government Contracts............................................................  26
 Section 3.20    Year 2000.......................................................................  27
 Section 3.21    Product Returns.................................................................  27
 Section 3.22    Customers and Suppliers.........................................................  27
 Section 3.23    Section 203 of the DGCL Not Applicable..........................................  28
 Section 3.24    Transactions with Interested Persons............................................  28
 Section 3.25    Absence of Sensitive Payments...................................................  28
 Section 3.26    Indebtedness....................................................................  28
 Section 3.27    Tax Representation Letter.......................................................  29

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB...................................  29

 Section 4.1     Organization of Buyer and Sub...................................................  29
 Section 4.2     Capitalization..................................................................  29
 Section 4.3     Authority; No Conflict; Required Filings and Consents...........................  30
 Section 4.4     Public Filings; Financial Statements............................................  31

 Section 4.5     No Undisclosed Liabilities......................................................  32
 Section 4.6     Absence of Certain Changes or Events............................................  32
 Section 4.7     Information Supplied............................................................  32
 Section 4.8     Active Trade or Business of Buyer...............................................  33
 Section 4.9     Tax Representation Letter.......................................................  33

ARTICLE V.     CONDUCT OF BUSINESS...............................................................  33

 Section 5.1     Covenants of Company............................................................  33
 Section 5.2     Options.........................................................................  36
 Section 5.3     Covenants of Buyer..............................................................  36
 Section 5.4     Cooperation.....................................................................  37
 Section 5.5     Confidentiality.................................................................  37
 Section 5.6     Post-Closing Transactions.......................................................  37

ARTICLE VI.    ADDITIONAL AGREEMENTS.............................................................  38

 Section 6.1     Exclusivity.....................................................................  38
 Section 6.2     Tender for Shares; Placement Memorandum/Proxy Statement; Registration Statement.  38
 Section 6.3     Stockholder Documents...........................................................  40
 Section 6.4     Access to Information...........................................................  40
 Section 6.5     Legal Conditions to Merger......................................................  41
 Section 6.6     Employee Benefit Plans..........................................................  42
 Section 6.7     Public Disclosure...............................................................  42
 Section 6.8     Tax-Free Reorganization.........................................................  43
 Section 6.9     Affiliate Agreements............................................................  43
 Section 6.10    Nasdaq Listing..................................................................  43
 Section 6.11    Notification of Certain Matters.................................................  43
 Section 6.12    Special Stockholders' Meeting...................................................  44
 Section 6.13    Special Board Meeting of Buyer..................................................  44
 Section 6.14    Company Stock Options...........................................................  44
 Section 6.15    Indemnification.................................................................  45
 Section 6.16    Tax Filings.....................................................................  46
 Section 6.17    Guaranty by Buyer...............................................................  46
 Section 6.18    Release.........................................................................  46
 Section 6.19    Regulation D....................................................................  47
 Section 6.20    Post-Closing Warrants...........................................................  47
 Section 6.21    UK Subsidiary Optionholders.....................................................  47
 Section 6.22    Shelf Registration Statement....................................................  47
 Section 6.23    Substitution of Warrants for Options............................................  48

ARTICLE VII.   CONDITIONS TO MERGER..............................................................  48

 Section 7.1     Conditions to Each Party's Obligation To Effect the Merger......................  48
 Section 7.2     Additional Conditions to Obligations of Buyer and Sub...........................  49
 Section 7.3     Additional Conditions to Obligations of Company.................................  50

ARTICLE VIII.  INDEMNIFICATION...................................................................  51

 Section 8.1     Definitions.....................................................................  51
 Section 8.2     Indemnification by the Principal Stockholders...................................  52
 Section 8.3     Defense of Third Party Actions..................................................  53
 Section 8.4     Stockholder Representatives.....................................................  54
 Section 8.5     Other Indemnification Provisions................................................  54

ARTICLE IX.    TERMINATION AND AMENDMENT.........................................................  55

 Section 9.1     Termination.....................................................................  55

 Section 9.2      Effect of Termination...........................................................  55
 Section 9.3      Fees and Expenses...............................................................  56
 Section 9.4      Amendment.......................................................................  56
 Section 9.5      Extension; Waiver...............................................................  56

ARTICLE X.      MISCELLANEOUS.....................................................................  56

 Section 10.1     Survival of Representations, Warranties and Agreements..........................  56
 Section 10.2     Notices.........................................................................  56
 Section 10.3     Brokers or Finders..............................................................  58
 Section 10.4     Interpretation..................................................................  59
 Section 10.5     Counterparts....................................................................  59
 Section 10.6     Entire Agreement; No Third Party Beneficiaries..................................  59
 Section 10.7     Governing Law and Venue.........................................................  59
 Section 10.8     Waiver of Jury Trial............................................................  60
 Section 10.9     Assignment......................................................................  60
 Section 10.10    Severability....................................................................  60
 Section 10.11    Other Remedies; Specific Performance............................................  60

EXHIBITS

Exhibit A  Form of Voting Agreement and Waiver
Exhibit B  Form of Exchange Agent Agreement
Exhibit C  Form of Indemnity Escrow Agreement
Exhibit D  Form of Limited Liability Company Agreement
Exhibit E  Form of Company Tax Representation Letter
Exhibit F  Form of Buyer and Sub Tax Representation Letter
Exhibit G  Form of Affiliate Agreement
Exhibit H  Form of Stockholders' Agreement
Exhibit I  Principal Terms of Registration Rights Agreement


SCHEDULES


Company Disclosure Schedule
Buyer Disclosure Schedule
Schedule 6.2(a) Further Assurances Regarding the Disposition of Certain Options
Schedule 7.2(l) Terminations

                            TABLE OF DEFINED TERMS

TERM                                                                                           CROSS REFERENCE
----                                                                                           ---------------
1999 Financial Statements.....................................................................     Section 3.4

Affiliate.....................................................................................    Section 3.13
Agreement.....................................................................................        Preamble
Alternative Transaction.......................................................................     Section 1.7
Antitrust Laws................................................................................     Section 6.5

Benefit Plan..................................................................................    Section 3.13
Buyer.........................................................................................        Preamble
Buyer Ancillary Agreements....................................................................     Section 4.3
Buyer Balance Sheet...........................................................................     Section 4.4
Buyer Common Stock............................................................................     Section 2.1
Buyer Disclosure Schedule.....................................................................      Article IV
Buyer Material Adverse Effect.................................................................     Section 4.1
Buyer Preferred Stock.........................................................................     Section 4.2
Buyer SEC Reports.............................................................................     Section 4.4
Buyer Unaudited Financial Statements..........................................................     Section 4.4
Buyer's Indemnified Persons...................................................................     Section 8.1

Cap...........................................................................................     Section 8.2
CERCLA........................................................................................    Section 3.12
Certificate of Merger.........................................................................     Section 1.1
Certificates..................................................................................     Section 2.2
Claims........................................................................................    Section 6.18
Closing.......................................................................................     Section 1.2
Closing Date..................................................................................     Section 1.2
Closing Indebtedness..........................................................................     Section 2.3
Closing Indebtedness Statement................................................................     Section 2.3
Code..........................................................................................        Preamble
Company.......................................................................................        Preamble
Company Ancillary Agreements..................................................................     Section 3.3
Company Balance Sheet.........................................................................     Section 3.4
Company Common Stock..........................................................................     Section 1.5
Company Disclosure Schedule...................................................................     Article III
Company Intellectual Property Rights..........................................................     Section 3.9
Company Material Adverse Effect...............................................................     Section 3.1
Company Material Contracts....................................................................    Section 3.10
Company Permits...............................................................................    Section 3.15
Company Preferred Stock.......................................................................     Section 1.5
Company Stock Option Notices..................................................................    Section 6.14
Company Stock Plans...........................................................................     Section 1.6
Company Third Party Intellectual Property Rights..............................................     Section 3.9
Company's Indemnified Persons.................................................................     Section 8.1
Confidentiality Agreement.....................................................................     Section 5.5
Continuing Employee...........................................................................     Section 6.6

Deductible....................................................................................     Section 8.2
Deemed Total Consideration....................................................................     Section 2.3
Designated Group..............................................................................    Section 10.1
DGCL..........................................................................................     Section 1.1
Disposition...................................................................................     Section 5.6

Dissenting Shares.................................................................................  Section 2.1

Effective Time....................................................................................  Section 1.1
Environmental Laws................................................................................ Section 3.12
ERISA............................................................................................. Section 3.13
ERISA Benefit Plan................................................................................ Section 3.13
Escrow............................................................................................  Section 2.4
Escrow Period.....................................................................................  Section 8.2
Escrow Shares.....................................................................................  Section 2.4
Exchange Act......................................................................................  Section 4.4
Exchange Agent....................................................................................  Section 2.2
Exchange Fund.....................................................................................  Section 2.2
Exchange Ratio....................................................................................  Section 2.1

Fleet.............................................................................................  Section 2.3

Governmental Entity...............................................................................  Section 3.3
Guaranty.......................................................................................... Section 6.17

Hazardous Materials............................................................................... Section 3.12
HSR Act...........................................................................................  Section 3.3

Indebtedness...................................................................................... Section 3.26
Indemnified Party................................................................................. Section 6.15
Indemnified Person................................................................................  Section 8.1
Indemnifying Person...............................................................................  Section 8.1
Indemnity Escrow Agreement........................................................................  Section 2.4
Independent Accounting Firm.......................................................................  Section 2.3

Leases............................................................................................  Section 3.8
Letter of Transmittal.............................................................................  Section 2.2
LLC...............................................................................................     Preamble
LLC Agreement.....................................................................................  Section 2.5
Loan.............................................................................................. Section 6.17
Loan Documents.................................................................................... Section 3.26
Losses............................................................................................  Section 8.1

Material Customer................................................................................. Section 3.22
Maximum Premium................................................................................... Section 6.15
Merger............................................................................................     Preamble
Merger Shares.....................................................................................  Section 2.1

Net Cash Amount...................................................................................  Section 2.3

Options...........................................................................................  Section 1.6
Order.............................................................................................  Section 7.1
Outside Date......................................................................................  Section 9.1

Patents...........................................................................................  Section 3.9
PBGC.............................................................................................. Section 3.13
Placement Memorandum/Proxy Statement..............................................................  Section 6.2
Principal Stockholders............................................................................     Preamble
Proxy Statement...................................................................................  Section 6.2

RCRA.............................................................................................. Section 3.12
Registration Rights Agreement.....................................................................  Section 7.3
Regulation D......................................................................................  Section 6.2

Releasees...................................................................................   Section 6.18
Rule 145....................................................................................    Section 6.9
Rule 145 Affiliate..........................................................................    Section 6.9

Seagate.....................................................................................    Section 5.1
Second Request..............................................................................    Section 6.5
Securities Act..............................................................................    Section 4.4
Securities Act..............................................................................    Section 6.2
Shelf Registration Statement................................................................   Section 6.22
Site........................................................................................   Section 3.12
Special Stockholders' Meeting...............................................................    Section 6.2
Stockholder Representatives.................................................................    Section 8.4
Stockholders................................................................................    Section 2.2
Sub.........................................................................................       Preamble
Subsidiary..................................................................................    Section 3.1
Surviving Corporation.......................................................................    Section 1.3

Tax Returns.................................................................................    Section 3.7
Taxes.......................................................................................    Section 3.7
Third Party Acquisition.....................................................................    Section 6.1
Third Party Action..........................................................................    Section 8.1

U.S. GAAP...................................................................................    Section 3.4

Voting Agreement............................................................................       Preamble

Warrants....................................................................................    Section 1.6

Year 2000 Compliant.........................................................................   Section 3.20

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of March 27, 2000, by and among Lernout & Hauspie Speech Products N.V., a Belgian corporation ("Buyer"), L&H Holdings USA, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Buyer ("Sub"), Dragon Systems, Inc., a Delaware corporation ("Company"), and the principal stockholders of Company listed on the signature page hereof (the "Principal Stockholders").

     WHEREAS, the Boards of Directors of Buyer and Company deem it advisable and in the best interests of each corporation and its respective stockholders that Buyer and Company combine in order to advance the long-term business interests of Buyer and Company;

     WHEREAS, the combination of Buyer and Company shall be effected by the terms of this Agreement through a merger of Company into Sub, as a result of which the stockholders of Company will become stockholders of Buyer (the "Merger");

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Buyer's willingness to enter into this Agreement, the Principal Stockholders have entered into a Voting Agreement dated as of the date of this Agreement in the form attached as Exhibit A hereto (the
                                                         ---------
"Voting Agreement"), pursuant to which the Principal Stockholders have granted to Sub an irrevocable proxy to vote all of the shares of capital stock of Company that such stockholders own; and

     WHEREAS, each of the Principal Stockholders has agreed with Buyer to transfer the shares of Buyer Common Stock (as defined in Section 2.1(c) hereof) that such Principal Stockholder will receive pursuant to the Merger to a newly-formed limited liability company (the "LLC") of which he, she or it will be the sole member with an interest for U.S. federal income tax purposes; and

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

ARTICLE I.  THE MERGER

     Section 1.1    Effective Time of the Merger.
     -------------------------------------------

     Subject to the provisions of this Agreement, a certificate of merger in such form as is required by the relevant provisions of the Delaware General Corporation Law ("DGCL") (the "Certificate of Merger") shall be duly executed and acknowledged by the Surviving Corporation (as defined in Section 1.3) and thereafter delivered to the Secretary of State of the State of Delaware for filing, as soon as practicable on the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time") or at such later time as is established by Buyer and Company and set forth in the Certificate of Merger.

     Section 1.2    Closing.
     ----------------------

     The closing of the Merger (the "Closing") will take place at 10:00 a.m., Boston time, on a date to be specified by Buyer and Company (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at Closing), at the offices of Brown, Rudnick, Freed & Gesmer, P.C., One Financial Center, Boston, Massachusetts, unless another date, place or time is agreed to in writing by Buyer and Company.

     Section 1.3    Effects of the Merger.
     ------------------------------------

     At the Effective Time (i) the separate existence of Company shall cease and Company shall be merged with and into Sub (Sub following the Merger is sometimes referred to below as the "Surviving Corporation"), and (ii) the Certificate of Incorporation of Sub in effect immediately prior to the Closing shall be the Certificate of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Sub in effect immediately prior to the Closing shall be the Bylaws of the Surviving Corporation. The Merger shall have the effects set forth in Section 251 of the DGCL.

     Section 1.4    Directors and Officers.
     -------------------------------------

     The individuals serving as directors of Sub at the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time, each to serve as a director until his or her successor is duly elected or appointed. The individuals serving as officers of Sub at the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time, each to hold office until his or her successor is duly elected or appointed.

     Section 1.5    Actions Prior to Closing.
     ---------------------------------------

     Effective as of the Closing Date, the holders of shares of Company's Preferred Stock, $.04 par value per share ( "Company Preferred Stock"), shall have converted such shares into shares of common stock, $.04 par value per share, of Company (the "Company Common Stock") and all rights of such holders with respect thereto shall cease upon such conversion. As a result of the foregoing action, at the time of Closing, the issued and outstanding capital stock of Company shall consist solely of shares of Company Common Stock or options exercisable for shares of Company Common Stock.

     Section 1.6    Stock Options.
     ----------------------------

     Subject to Section 6.14 hereof, at the Effective Time, Buyer shall substitute substantially equivalent warrants (the "Warrants") to purchase Buyer Common Stock (as defined in Section 2.1(c)) for all vested and unvested options (the "Options") outstanding under Company's employee stock option plans (the "Company Stock Plans") at the Effective Time to the extent permitted by the terms thereof or agreed to by the holder thereof. Subject to the foregoing, immediately after the Effective Time, each such Option shall be deemed to constitute a Warrant to acquire such number of shares of Buyer Common Stock as is equal to the number of shares of Company Common Stock subject to the unexercised portion of the Option multiplied by the Exchange Ratio (rounded down to the nearest whole share). The exercise price per share of each such Warrant shall be equal to the exercise price of the Option at the Effective Time, divided by the Exchange Ratio (rounded up to the nearest whole cent). The terms of Warrants otherwise shall be substantially in the form of Buyer's standard form of warrant agreement with such changes thereto as are reasonably requested by Company. Without limiting the foregoing, for the purposes of determining vesting of the Warrants and otherwise, employees of Company will be treated as if they had been employed by Buyer during the full term during which they were employed by Company.

     Section 1.7    Alternative Merger Structure.
     -------------------------------------------

     While it is currently contemplated that the Merger shall be effected through the merger of Company with and into Sub, Buyer may, upon delivery of written notice to Company at least ten (10) days prior to Closing, propose an alternative transaction structure whereby Buyer or an alternative Subsidiary of Buyer or Company may be the acquiror or the Surviving Corporation (the "Alternative Transaction"). Within five (5) days of the receipt of such notice, Company shall notify Buyer whether Company consents to the Alternative Transaction, which consent shall not be unreasonably withheld. If Company fails to so timely notify Buyer, Company shall be deemed to have consented to the Alternative Transaction. For purposes of this Section 1.7, Company's consent to an Alternative Transaction shall not be considered to be unreasonably withheld if Company reasonably determines that the Alternative Transaction would adversely affect the Merger consideration or the tax-free nature of the Merger. If Company consents (or is deemed to have consented) to the Alternative Transaction, the appropriate technical provisions of this Agreement and the related agreements shall be deemed to be amended as necessary in order to effect the Alternative Transaction. If Company timely notifies Buyer that Company does not consent to the

Alternative Transaction, all provisions of this Agreement and the related agreements shall continue to apply.

ARTICLE II.    CONVERSION OF SECURITIES

     Section 2.1    Conversion of Capital Stock.
     ------------------------------------------

     As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Company or capital stock of Sub:

          (a)  Capital Stock of Sub.  Each issued and outstanding share of the
               --------------------
capital stock of Sub shall remain issued and outstanding.

          (b)  Cancellation of Treasury Stock.  All shares of Company Common
               ------------------------------
Stock that are owned by Company as treasury stock or by any wholly owned Subsidiary (as defined in Section 3.1) of Company shall be canceled and retired and shall cease to exist and no stock of Buyer or other consideration shall be delivered in exchange therefor.

          (c)  Merger Shares.  Subject to the provisions of Section 2.2 hereof,
               -------------
each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive .15979 (the "Exchange Ratio") shares of the Common Stock, BEF 21.54 fractional value per share, of Buyer ("Buyer Common Stock") (subject to reduction to account for fractional shares and further adjustment in accordance with Section 2.3 hereof) (collectively, the "Merger Shares"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares and any cash in lieu of fractional Merger Shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with
Section 2.2(d) hereof, without interest.

          (d)  Adjustments to Merger Shares.  The number of Merger Shares to
               ----------------------------
be paid or issued in the Merger shall be equitably adjusted (i) as set out in
Section 2.3 hereof and (ii) to reflect fully the effect of any stock split, reverse split, reclassification, stock dividend (including any dividend or distribution of securities convertible into Buyer Common Stock), reorganization, recapitalization or other like change with respect to Buyer Common Stock occurring after the date hereof and prior to the Effective Time.

          (e)  Dissenting Shares.  Notwithstanding any provision of this
               -----------------
Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by Stockholders (as defined in Section 2.2(a)) who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive Merger Shares. Such Stockholders shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of such section 262, except that all Dissenting Shares held by Stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive Merger Shares, without any interest thereon, upon surrender, in the manner provided in Section 2.2(b), of the certificate or certificates that formerly evidenced such shares. Company shall give Buyer (i) prompt notice of any demands for appraisal received by Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by Company and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Company shall not, except with the prior written consent of Buyer, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

          Section 2.2    Exchange of Certificates.
          ---------------------------------------

     The procedures for exchanging outstanding shares of Company Common Stock for Buyer Common Stock pursuant to the Merger are as follows:

               (a)  Exchange Fund.  As of the Effective Time, Buyer shall
                    -------------
cause to be delivered to ChaseMellon Shareholder Services L.L.C. ("Exchange Agent") on behalf of all holders of Company Common Stock (the "Stockholders") who have not exercised their dissenter's right under Section 262 of the DGCL, for exchange in accordance with this Section 2.2, (i) certificates representing the shares of Buyer Common Stock issuable pursuant to Section 2.1 (less the Escrow Shares, as defined in Section 2.4) in exchange for outstanding shares of Company Common Stock, and (ii) cash in an amount sufficient to make the payments required pursuant to Section 2.2(d) (such cash and shares of Buyer Common Stock, together with any dividends or other distributions thereon as described in
Section 2.2(h), being hereinafter referred to as the "Exchange Fund").

               (b)  Exchange Procedures. Each holder of record of a
                    -------------------
certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted pursuant to Section 2.1 into the right to receive Merger Shares shall deliver to the Exchange Agent at the Closing, a letter of transmittal ("Letter of Transmittal") in the form appended to the Exchange Agent Agreement attached as Exhibit B hereto, together with such Stockholder's
                      ---------
certificates and such other documents as may be required pursuant to the Letter of Transmittal. Upon surrender of a Certificate for cancellation to Exchange Agent, together with such Letter of Transmittal, duly executed, the holder of such certificate shall be entitled to receive in exchange therefor, and Buyer shall cause Exchange Agent to promptly deliver to such holder certificates representing that number of whole shares of duly authorized, validly issued, fully paid and nonassessable shares of Buyer Common Stock which such holder has the right to receive pursuant to the provisions of this Article II (less such Stockholder's share, if any, of the Escrow Shares) plus cash in lieu of fractional shares pursuant to Section 2.2(d) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(h), and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of Company, a certificate representing the proper number of shares of Buyer Common Stock plus cash in lieu of fractional shares pursuant to
Section 2.2(d) may be issued to a transferee if the Certificate representing such Company Common Stock is presented to Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Buyer Common Stock plus cash in lieu of fractional shares pursuant to Section 2.2(d) and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.2(h).

          (c)  No Further Ownership Rights in Company Common Stock.  All shares
               ---------------------------------------------------
of Buyer Common Stock issued upon the surrender for exchange of certificates in accordance with the terms hereof (including any cash distributions paid pursuant to subsection (d) of this Section 2.2) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.2.

          (d)  No Fractional Shares.  No certificate or scrip representing
               --------------------
fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Buyer. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock (after taking into account all certificates delivered by such holder but after reduction by such Stockholder's share of the Escrow Shares) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Buyer Common Stock multiplied by $107.50.

          (e)  No Liability.  Promptly following the close of business on the
               ------------
earlier of (i) the date which is thirty (30) days after the completion of the audit of Buyer's financial statements for the year ended December 31, 2000 and
(ii) June 30, 2001, Buyer shall instruct Exchange Agent to return all shares of Buyer Common Stock included in the Exchange Fund then in its possession and not theretofore claimed by a holder of Company Common Stock to the Belgium Caisse des depots et Consignations or any similar institution. Thereafter, each holder of a Certificate may surrender such Certificate to Buyer and, subject to applicable abandoned property, escheat and similar laws, receive in exchange therefore the Buyer Common Stock with any cash in lieu of fractional shares of Buyer Common Stock to which they are entitled pursuant to Section 2.2(d), and any dividends or other distributions with respect to the Buyer Common Stock to which they are entitled pursuant to Section 2.2(h), to be provided by Buyer and the Buyer Common Stock portion of such consideration to be provided by the Belgium Caisse des depots et Consignations or such other institution that holds such shares of Buyer Common Stock, without interest.

          (f)  Withholding Rights.  Each of Buyer and the Surviving
               ------------------
Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Buyer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Buyer, as the case may be.

          (g)  Lost Certificates.  If any Certificate shall have been lost,
               -----------------
stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, Buyer will cause the Exchange Agent to issue in exchange for such lost, stolen or destroyed Certificate the shares of Buyer Common Stock and any cash in lieu of fractional shares of Buyer Common Stock deliverable in respect thereof pursuant to this Agreement.

          (h)  Distributions with Respect to Unexchanged Buyer Common Stock.
               ------------------------------------------------------------
No dividends or other distributions declared or made after the Effective Time with respect to the Buyer Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Buyer Common Stock represented thereby, and no cash payment in lieu of any fractional shares of Buyer Common Stock shall be paid to any such holder pursuant to Section 2.2(d), until the holder of such Certificate shall surrender such Certificate as provided in Section 2.2(b). Subject to the effect of escheat, tax or other applicable laws and Section 2.2(e), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Buyer Common Stock issued in exchange therefor, without interest, (i) within five (5) business days after such surrender, the amount of any cash payable with respect to a fractional share of Buyer Common Stock to which such holder is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore payable with respect to such whole shares of Buyer Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Buyer Common Stock.

     Section 2.3  Optional Adjustment to Merger Consideration for Indebtedness.
                  ------------------------------------------------------------

          (a) At least five (5) business days prior to the scheduled Closing Date, Company will deliver to Buyer a statement (the "Closing Indebtedness Statement") of the amount of the (i) Closing Indebtedness of Company and its Subsidiaries as of the Closing Date, and (ii) Company's cash or cash equivalents on hand as of the Closing Date. For the purpose of this Agreement, "Closing Indebtedness" shall mean (i) all obligations of Company and its Subsidiaries created, issued or incurred for borrowed money, including, without limitation, all of Company's indebtedness to Fleet Bank, N.A. ("Fleet"), inclusive of accrued interest, if any, on any of such obligations, (ii) all payment obligations of Company under capital leases that are outstanding as of the Closing Date, and (iii) all transaction costs (including without limitation all of Company's legal and financial advisors' fees) incurred by Company in connection with the Merger that are outstanding as of the Closing Date. Company will cooperate fully with Buyer and will afford full access to the books, records and work papers of Company from the date of this Agreement to the Closing Date to enable Buyer to review the information presented on the Closing Indebtedness Statement. The Closing Indebtedness Statement shall be based on pay-off letters received from the holders of the Closing Indebtedness to the extent available.

          (b) If, and only if, the Net Cash Amount (as hereinafter defined) on the Closing Date is less than negative $10,545,500 (i.e., the Net Cash Amount is
                    ----
negative $10,545,501 or a more negative number), then the Exchange Ratio shall
                          ----
be adjusted in accordance with the formula described in this Section 2.3(b).

          If the Buyer so elects pursuant to the preceding paragraph, the Exchange Ratio shall be adjusted to equal:

          (A) the Deemed Total Consideration (as defined below) divided by $107.50 divided by

          (B)  35,298,107.

          The "Deemed Total Consideration" shall equal the sum of (A) $613,879,747, (B) the amount of any commitment or closing fees, if any, paid by the Company to Fleet Bank, N.A., in connection with the credit facility contemplated by Section 6.17 below (or to any lender in connection with an alternate credit facility to the Company in lieu of such Fleet Bank credit facility), and (C) the Net Cash Amount (as defined below).

          The "Net Cash Amount" shall equal the amount of the Company's cash and cash equivalents as of the Effective Date minus the sum of (x) all obligations of Company and its subsidiaries created, issued or incurred for borrowed money, including, without limitation, all of the Company's indebtedness to Fleet Bank, N.A., inclusive of accrued interest, if any, on any of such obligations, (y) all payment obligations of the Company under capital leases that are outstanding as of the Closing Date, and (z) all transaction costs (including without limitation all of Company's legal and financial advisors' fees) incurred by Company in connection with the Merger that are outstanding as of the Closing Date. The Net Cash Amount may be a negative number.

          (c) (i) Prior to the Closing Date, Buyer may dispute in good faith any amounts reflected or required to be reflected on the Closing Indebtedness Statement; provided, however, that Buyer shall have notified Company in writing
           --------  -------
of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within two business days of Company's delivery of the Closing Indebtedness Statement to Buyer. In the event of such a dispute, Buyer and Company shall attempt to reconcile their differences. If Buyer and Company are unable to resolve any such dispute within one (1) business day of Buyer's written notification to Company of any such disputed amounts, Company and Buyer shall submit the items remaining in dispute for resolution to an independent accounting firm of international reputation mutually acceptable to Buyer and Company (such accounting firm being referred to herein as the "Independent Accounting Firm"), and shall postpone the Closing Date until resolution of such dispute in accordance with this Section 2.3. Such Independent Accounting Firm shall, within five (5) business days after such submission, determine and report to Buyer and Company upon such remaining disputed items. The fees and disbursements of the Independent Accounting Firm shall be allocated equally between Buyer and Company.

          (ii) In acting under this Section 2.3, the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

          (d) At the Closing, Buyer shall either (i) pay off all of Company's outstanding obligations to Fleet, or (ii) obtain a complete and unconditional release from Seagate of its Guaranty of certain of Company's Indebtedness dated December 10, 1999

     Section 2.4    Escrow Shares.
     ----------------------------

     At the Effective Time, Buyer shall deliver into escrow (the "Escrow") to State Street Bank and Trust Company, as escrow agent, on behalf of the Principal Stockholders such number of shares of Buyer Common Stock (or such other escrow agent as Buyer and Stockholder Representatives (as defined in Section 8.4 below) shall agree) as is equal to seven and five-tenths percent (7.5%) of the total number of Merger Shares ("Escrow Shares"), pursuant to the Indemnity Escrow Agreement in the form of Exhibit C attached hereto (the "Indemnity Escrow
                         ---------
Agreement"), as security for the indemnification obligations of the Principal Stockholders described in Article VIII hereof.

     Section 2.5    Transfer of Principal Stockholders' Merger Shares.
     ----------------------------------------------------------------

     Immediately following the Effective Time, in accordance with stock powers to be executed by each of the Principal Stockholders in connection with the execution of his, her or its Letter of Transmittal, each of the Principal Stockholders shall transfer to his, her or its respective LLC the Merger Shares received by him, her or it pursuant to the Merger and such Merger Shares shall be held by each such LLC pursuant to a Limited Liability Company Agreement substantially in the form of Exhibit D hereto ("LLC Agreement").
                             ---------

     Section 2.6    Stockholders' Representatives.
     --------------------------------------------

     The adoption of this Agreement and the approval of the Merger by the Stockholders shall constitute (i) approval by the Principal Stockholders of the Indemnity Escrow Agreement, and of all of the arrangements relating thereto, including the deposit of the Escrow Shares into the escrow and the appointment of the Stockholder Representatives (as defined in Section 8.4 below) pursuant to this Agreement and the Indemnity Escrow Agreement, and (ii) approval by all persons receiving Merger Shares of the Registration Rights Agreement (as defined in Section 7.3 below) and of all of the arrangements relating thereto, including without limitation the appointment of the Stockholder Representatives pursuant to such agreement.

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company represents and warrants to Buyer and Sub that the statements contained in this Article III are true and correct, except as set forth herein or in the disclosure schedule delivered by Company to Buyer on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is readily apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

     Section 3.1    Organization of Company.
     --------------------------------------

     Each of Company and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and, to the extent such concept applies, is in good standing as a foreign corporation in each jurisdiction (which jurisdictions are listed in Section 3.1 of the Company Disclosure Schedule) in which the failure to be so qualified would be reasonably likely to have a material adverse effect on the business, properties, financial condition, or results of operations of Company and its Subsidiaries, taken as a whole, or to have a material adverse effect on the ability of Company to consummate the transactions contemplated by this Agreement (a "Company Material Adverse Effect"), provided that "Company Material Adverse Effect" shall not include any change in or effect on the business, properties, financial condition or results of operations of Company, that results from (a) the announcement or pendency of the Merger, (b) general economic conditions, or (c) business and economic conditions generally affecting the speech recognition industry. Neither Company nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Company and comprising less than five percent (5%) of the outstanding stock of such company. As used in this Agreement, the word "Subsidiary" means, with respect to a party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     Section 3.2    Company Capital Structure.
     ----------------------------------------

          (a) The authorized capital stock of Company consists of 45,000,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock. As of the date of this Agreement, (i) 13,863,694 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of Company or by Subsidiaries of Company, and (iii) 3,238,951 shares of Preferred Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and none of which have been issued in violation of any preemptive or similar rights, and all of which are, on the date hereof, and will be on the Closing Date after consummation of the transaction contemplated by Section 1.5 hereof, owned beneficially and of record by the persons and in the amounts as set forth in Section 3.2 of the Company Disclosure Schedule. The Options constitute all options to purchase stock of Company which are outstanding as of the date of this Agreement and which will be outstanding on the Closing Date under the Company Stock Plans, except to the extent any of such Options are exercised or by their terms expire prior to Closing and except for Options granted after the date hereof (subject to the limitations set forth in Section 5.2(b) and (c) hereof). Set forth on
Section 3.2 of the Company Disclosure Schedule is a complete and accurate list of all holders of Options, indicating the number of Options, the number of shares of Company Common Stock subject to each Option and the exercise price therefor. All shares of Company Common Stock subject to issuance as specified above are duly authorized and reserved and the shares of Company Common Stock, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any other capital stock of Company or any of its Subsidiaries or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of Company or any other entity other than guarantees of bank obligations of Subsidiaries of Company entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and none of such shares have been issued in violation of any preemptive or similar rights and all such shares are owned by Company or another Subsidiary of Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in Company's voting rights, charges or other encumbrances of any nature.

          (b) Except for the Company Stock Plans, and shares of capital stock of Company issuable pursuant thereto, (i) there are no equity securities of Company or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no other options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound obligating Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Company or any of its Subsidiaries or obligating Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Company or any of its Subsidiaries.

     Section 3.3  Authority; No Conflict; Required Filings and Consents.
                  -----------------------------------------------------

          (a) Company has all requisite corporate power and authority to enter into this Agreement and each of the agreements and documents contemplated hereby to which Company is a party (the "Company Ancillary Agreements") and to consummate the transactions contemplated by this Agreement and the Company Ancillary Agreements. The execution and delivery of this Agreement and the Company Ancillary Agreements and the consummation of the transactions contemplated by this Agreement and the Company Ancillary Agreements by Company have been duly authorized by all necessary corporate action on the part of Company other than, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the affirmative vote of a majority of the voting power of the then outstanding shares of Company Common Stock and Company Preferred Stock, and the filing of the Certificate of Merger with the Secretary of State of Delaware as required by the DGCL. This Agreement has been and each of the Company Ancillary Agreements has been or will be duly executed and delivered by Company and (assuming the due execution and delivery of such agreements by the other parties thereto) constitutes or, with respect to the Company Ancillary Agreements, constitutes or will constitute the valid and binding obligations of Company, enforceable in accordance with their terms. The Board of Directors of Company has not taken any action to accelerate any Options granted under the Company Stock Plans (other than as provided in Options heretofore granted by Company) and has approved the treatment of the Options set forth in Section 1.6 of this Agreement.

          (b) The execution and delivery of this Agreement and each of the Company Ancillary Agreements by Company does not, and the consummation of the transactions contemplated by this Agreement and the Company Ancillary Agreements will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Company or the charter, by-laws, or other organizational document of any Subsidiary of Company,
(ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or
(iii) except as provided in clauses (i), (ii), (iii) and (iv) in paragraph (c) below, conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any domestic or foreign, federal, state, county or municipal government, or any department, agency, bureau, commission or other similar type body obtaining authority therefrom, or created pursuant to any law, (including without limitation, Environmental Laws, as defined in Section 3.12) or any court or arbitration body ("Governmental Entity"), is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, ("HSR Act"), (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable Federal or state securities laws and the laws of any foreign country and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Company Material Adverse Effect.

     Section 3.4    Financial Statements.
                    --------------------

     Company has provided Buyer with audited consolidated financial statements as of, and for, the year ended December 31, 1999 (the "1999 Financial Statements"). The audited balance sheet of Company as of December 31, 1999 is referred to herein as the "Company Balance Sheet." The 1999 Financial Statements were prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and fairly present in all material respects the consolidated financial position of Company and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, consistent in all material respects with the books and records of Company and its Subsidiaries.

          Section 3.5    No Undisclosed Liabilities.
          -----------    -----------------------------

          Except (i) as disclosed in the 1999 Financial Statements, (ii) for liabilities or obligations not required under U.S. GAAP to be reflected in such financial statements (or in the notes thereto) and (iii) except for customary or recurring liabilities incurred since December 31, 1999 in the ordinary course of business consistent with past practices, Company and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Company Material Adverse Effect.

     Section 3.6    Absence of Certain Changes or Events.
                    ------------------------------------

     Except as disclosed in the 1999 Financial Statements, since December 31, 1999, Company and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any change in the financial condition, results of operations, business, or properties of Company and its Subsidiaries, taken as a whole, that has had, or is reasonably likely to have, a Company Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Company or any of its Subsidiaries having a Company Material Adverse Effect; (iii) any material change by Company in its accounting methods or principles not required pursuant to U.S. GAAP; (iv) any revaluation by Company of any of its assets having a Company Material Adverse Effect; or (v) any other action or event that would have required the consent of Buyer pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement.

     Section 3.7    Taxes.
                    -----

          (a) Company and each of its Subsidiaries have filed all Tax Returns (as defined below) that they were required to file, and all such Tax Returns were correct and complete except for any failure to file, error or omission that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. Company and each of its Subsidiaries have paid, or made adequate provisions in accordance with U.S. GAAP for the payment of, all Taxes (as defined below) owed (whether or not shown on any Tax Returns). Neither Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. All Taxes that Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, except for any such Taxes with respect to which the failure to withhold, collect or pay, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, "Taxes" means all taxes, and all charges, fees, levies or other similar assessments or liabilities in the nature of a tax, including without limitation income, gross receipts, ad valorem, premium, value added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in any jurisdiction in connection with Taxes.

          (b) Company has delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of Company or any of its Subsidiaries since December 31, 1996. The federal income Tax Returns of Company and each of its Subsidiaries have never been audited by the Internal Revenue Service. Company has delivered or made available to Buyer correct and complete copies of all other material Tax Returns of Company and its Subsidiaries together with all related examination reports and statements of deficiency for all periods from and after December 31, 1996. No examination or audit of any Tax Return of Company or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of Company and Stockholders, threatened or contemplated. Neither Company nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that Company or any of its Subsidiaries was required to file any Tax Return that was not filed, except for any Tax Return with respect to which the failure to file, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

          (c) Neither Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency, which waiver or extension of time remains currently in effect.

          (d) Neither Company nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of Company or its Subsidiaries are subject to an election under Section 341(f) of the Code.

          (e) Neither Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (f) Neither Company nor any of its Subsidiaries has made any payment, is obligated to make any payment, or is a party to any agreement that under certain circumstances could obligate it to make any payment that will be an "excess parachute payment" under Section 280G of the Code.

          (g) Neither Company nor any of its Subsidiaries has any actual or potential liability for any Taxes of any person (other than Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise.

          (h) Neither Company nor any of its Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only Company and its Subsidiaries are or were members.

          (i) The unpaid Taxes of Company and its Subsidiaries did not, as of December 31, 1999, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Balance Sheet (rather than in any notes thereto), and will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Company and its Subsidiaries in filing their Tax Returns.

Section 3.8  Title to Properties.
             -------------------

          (a) Section 3.8 of the Company Disclosure Schedule sets forth a list of all real property leased by Company or its Subsidiaries and the location of the premises. Company has provided true and complete copies of all real property leases ("Leases") to Buyer. Neither Company nor Subsidiary is in default, nor, to the knowledge of Company, is any other party in default under any of the Leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

          (b) Neither the Company nor its Subsidiaries owns any interests in real property other than as described on Section 3.8 of the Disclosure Schedule.

          (c) None of the real or personal property owned or used by Company or any Subsidiary is subject to any mortgage, pledge, deed of trust, lien (other than for taxes not yet due and payable), conditional sale agreement, security title, encumbrance, or other adverse claim or interest of any kind.

Section 3.9  Intellectual Property.
             ---------------------

          (a) Section 3.9(a) of the Company Disclosure Schedule contains a list of (i) patents and patent applications ("Patents"), (ii) trademark registrations and applications and (iii) copyright registrations and applications of Company and its Subsidiaries (collectively, the "Company Intellectual Property Rights"). To Company's knowledge, Company and the Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use the Patents, the Company Intellectual Property Rights and all computer software programs or applications (in both source code and object code form) that are used by Company or any Subsidiary in the business of Company or any Subsidiary as currently conducted. Except as would not have a Company Material Adverse Effect, Company and the Subsidiaries are not aware of any basis for invalidity, unenforceability or other infirmity of any licenses, sublicenses and other agreements to which Company or any Subsidiary is a party and pursuant to which Company or any Subsidiary is authorized to use (i) any third party patents, trademarks, trade secrets, mask works, or copyrights, including software which are incorporated in, are, or are used to form a part of, any Company product (the "Company Third Party Intellectual Property Rights"), or (ii) any trade secret of a third party in or as to any product of Company or any Subsidiary. To the knowledge of Company and Subsidiaries, Company Third Party Intellectual Property Rights have been properly and validly licensed to Company or Subsidiaries by the licensor of such rights.

          (b) Except as would not have a Company Material Adverse Effect, neither Company nor any Subsidiary is, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach or violation of any license, sublicense or agreement. No written claims or demands with respect to the Company Intellectual Property Rights, Patents, any trade secret, or Company Third Party Intellectual Property Rights (to the extent arising out of any use, reproduction or distribution of such Company Third Party Intellectual Rights by or through Company), have been received by Company or to the knowledge of Company and Subsidiaries, are threatened by any person other than those which have been settled or otherwise fully resolved. Neither Company nor any Subsidiary has any knowledge of any valid grounds for any bona fide claims: (i) against Company to the effect that the manufacture, sale, licensing or use of any product as now used, sold, offered for sale, or licensed by Company or any Subsidiary infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use of any trademarks, tradenames, trade secrets, copyrights, patents or computer software programs and applications used in Company's or any Subsidiary's business as currently conducted by Company or any Subsidiary; (iii) challenging the ownership, validity, enforceability or effectiveness of any of the Patents or Company Intellectual Property Rights of Company or any Subsidiary; or (iv) challenging Company's or any Subsidiary's license or legally enforceable right to use, or the validity, enforceability or effectiveness of, Company Third Party Intellectual Property Rights.

          (c) To the knowledge of Company, all registered trademarks, service marks, patents, and copyrights owned by Company are valid and subsisting and have been properly maintained and renewed in accordance with all applicable laws and regulations in the U.S. and foreign countries where applicable. To the knowledge of Company and Subsidiaries, there has been and is no unauthorized use, disclosure, infringement or misappropriation of any of the Company Intellectual Property Rights material to Company or any Subsidiary.

          (d) No Company Intellectual Property Right is subject to any outstanding order, judgment, decree, or stipulation restricting in any manner the licensing thereof by Company. To the knowledge of Company and Subsidiaries, no Company Third Party Intellectual Property Right is subject to any outstanding order, judgment, decree, or stipulation restricting in any manner the licensed use thereof by Company or any Subsidiary. Except for contracts licensing Company's or any Subsidiary's products executed in the ordinary course of business and in accordance with Company's past practices, neither Company nor any Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement of any Company Third Party Intellectual Property Right.

          (e) Company and the Subsidiaries have taken reasonable measures to protect and preserve (i) the validity and enforceability of trademarks included in the Company Intellectual Property Rights, and (ii) the confidentiality and enforceability of its trade secrets and other confidential information. All employees, contractors, agents and consultants of Company and Subsidiaries have executed a nondisclosure and assignment of inventions agreement substantially in the form as attached to the Company Disclosure Schedule to protect the confidentiality and to vest in Company or the Subsidiaries exclusive ownership of such intellectual property rights. To the knowledge of Company and Subsidiaries, no trade secret or confidential information material to the business of Company or any Subsidiary has been misappropriated for the benefit of any person other than Company and the Subsidiaries. Except as set forth on
Schedule 3.9 of the Company Disclosure Schedule, neither Company nor any Subsidiary has any written or oral agreements with employees, contractors, agents or consultants with respect to the ownership of inventions, trade secrets or other works created by them as a result of which any such employee, contractor, agent or consultant may have nonexclusive rights to the portions of Company's Intellectual Property Rights so created by such individual.

          (f) To the knowledge of Company and Subsidiaries, no officer, employee, contractor, agent or consultant of Company or any Subsidiary is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such officer, employee, contractor, agent or consultant to be employed or engaged by Company or any Subsidiary because of the nature of the business conducted or to be conducted by Company or any Subsidiary or relating to the use of trade secrets or proprietary information of others. No director, officer or employee of Company or any Subsidiary owns, directly or indirectly, in whole or in part, any Company Intellectual Property Right which Company has used, is presently using, or the use of which is reasonably necessary to its business as now conducted or presently contemplated to be conducted.

          (g) Neither Company nor any Subsidiary has deposited, or is obligated to deposit, any source code regarding its products into any source code escrows or similar arrangements and neither Company nor any Subsidiary is under any contractual or other obligation to disclose the source code or any other material proprietary information included in or relating to its products.

          (h) To the knowledge of Company, all copyrightable works of authorship were developed and authored as original works of authorship either by full-time employees of Company or its Stockholders within the normal scope of their duties as works for hire, or by third persons as works for hire under an express written agreement so stating or under a written agreement expressly transferring and assigning all rights to Company or its Subsidiaries.

     Section 3.10  Agreements, Contracts and Commitments.
                   -------------------------------------

          (a) Section 3.10 of the Disclosure Schedule sets forth a correct and complete list of the following (hereinafter referred to as the "Company Material Contracts"):

          (i) all bonds, debentures, notes, mortgage, indentures or guarantees (excluding intercompany guarantees among Company and any of the Subsidiaries) to which Company or any of the Subsidiaries is a party or by which any of them or their respective properties or assets (real, personal or mixed, tangible or intangible) are bound;

          (ii) all existing contracts, commitments and agreements to which Company or any of the Subsidiaries is a party or by which any of them or their respective properties or assets may be bound involving an annual commitment or annual payment by Company or any Subsidiary thereto of more than $100,000 individually, or which have a fixed term extending more than twelve months from the date hereof and which involve an annual commitment or annual payment by any party thereto of more than $50,000 or cumulative rental payments in excess of $100,000, in each case individually, or which are otherwise material to the business and operations of Company and the Subsidiaries taken as a whole; and

          (iii) all loans and credit commitments to Company or any of the Subsidiaries which are outstanding, together with a brief description of such commitments and the name of each financial institution granting the same.

          Each Company Material Contract has not expired by its terms and is in full force and effect against Company and, to the knowledge of Company, against the other party or parties thereto. Neither Company nor any of its Subsidiaries, nor to the knowledge of Company, any other party thereto, is in violation of or in default under (nor does there exist any condition which, upon the passage of time, the giving of notice or both, would cause such a violation of or default under) any lease, permit, concession, franchise, license or other contract or agreement to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that, individually or in the aggregate, have not resulted in and are not reasonably likely to result in a Company Material Adverse Effect.

          (b) Section 3.10 of the Company Disclosure Schedule sets forth a complete list of each lease, permit, concession, franchise, license or other contract or agreement to which Company or any of its Subsidiaries is a party or bound (i) with any Affiliate (as defined in Section 3.13 hereof) of Company (other than any Subsidiary which is a direct or indirect wholly owned subsidiary of Company), other than any agreements which are or have been fully performed and under which neither Company nor any Subsidiary of Company has any continuing rights, liability or obligation, or (ii) that includes any non-competition, most favored nation, prepayment penalty, exclusivity, semi-exclusivity, right of first refusal or similar provision imposing any restrictions or undertakings on Company or any Subsidiary of Company, other than any agreements under which neither Company nor any Subsidiary of Company has any continuing rights, liability or obligation or is subject to any restriction or undertaking, in each case identifying or summarizing in the description of such agreement on the Company Disclosure Schedule (i) any such restrictive provision, (ii) any Affiliate that is a party to such agreement, and (iii) such other information as is reasonably necessary for Buyer to ascertain the basis for Company's determination that such agreement is material to Company. Copies of all the agreements, contracts and arrangements set forth in Section 3.10 of the Company Disclosure Schedule have heretofore been made available to Buyer and such copies are accurate and complete in all material respects.

     Section 3.11   Litigation.
                    ----------

     There is no action, suit or proceeding, claim, arbitration or investigation thereto, against Company or any of its Subsidiaries pending or as to which Company or any of its Subsidiaries has received any written notice of assertion, which, if determined adversely, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

     Section 3.12   Environmental Matters.
                    ---------------------

     The parties agree that the provisions of Sections 3.11, 3.14 and 3.15 shall not apply to the matters addressed in this Section 3.12. To the knowledge of Company or any Subsidiary, except as is not reasonably expected to have a Company Material Adverse Effect:

          (a) Any and all oil, petroleum products, chemicals, waste oil, hazardous waste, hazardous substances, toxic substances or materials, PCBs, asbestos, pollutants or contaminants, or hazardous materials, in each case regulated by any Environmental Law as hereafter defined (hereafter, "Hazardous Materials") used or generated, stored, treated or disposed of by Company or any Subsidiary since January 1, 1995 on and at any of the properties or facilities owned or leased by Company or any Subsidiary (for the purposes of this Section, a "Site") have been so used, stored, treated or disposed of in material compliance with all applicable laws, court orders, and legally binding government authorizations related to the protection of public health or worker safety as related to Hazardous Materials, the environment or the management of pollution or Hazardous Materials (collectively "Environmental Laws") and Company and each Subsidiary is in material compliance with all Environmental Laws. For purposes of this Agreement, "Environmental Laws" include all then applicable federal, state and local laws, statutes, ordinances, rules, regulations, orders, or legally binding requirements of any Governmental Entity pertaining to health or safety as related to Hazardous Materials and protection of the environment, natural resources, conservation, wildlife, and waste management including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act, the Solid Waste Disposal Act, the Water Pollution Control Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Materials Transportation Act, and any corresponding state and local statutes, ordinances and amendments or successor legislation to such acts, the common law and any similar laws, rules, or regulations promulgated thereunder.

          (b) Neither Company nor any Subsidiary has received any written correspondence, claim, notice, complaint, court order, administrative order or request for information from any Governmental Entity or private party (i) alleging violation or potential violation of, or asserting any noncompliance with, any Environmental Laws, (ii) asserting potential liability under Environmental Laws, or (iii) requesting investigation or clean-up of any Site under any Environmental Laws.

          (c) No Hazardous Materials used or generated by Company or any Subsidiary are being, or are threatened with being spilled, released, discharged, disposed, placed, leaked, or otherwise caused to become located in the air, soil or water in, under or upon a Site or any land adjacent thereto due to the acts or omissions of Company or any Subsidiary except in material compliance with Environmental Law. No material correspondence, notices or other documents have been filed or received by Company or any Subsidiary since January 1, 1995 pursuant to any Environmental Laws.

          (d) Neither Company nor any Subsidiary has received any written notice that any sites, locations or facilities to which any Hazardous Materials have been shipped or sent to by any of them are subject to or threaten to become subject to any governmental investigation, response action or clean up order. Company has represented to Buyer that no manifests, bills of lading and other receipts or evidence documenting Company's disposal or recycling of Hazardous Materials offsite since January 1, 1995 exist and, accordingly, no such documents have been provided to Buyer by Company.

          (e) All underground tanks and other storage facilities for Hazardous Materials located at any Site of which Company or any Subsidiary have knowledge are disclosed in Section 3.12 of the Company Disclosure Schedule. No other underground tanks for Hazardous Materials have been located on a Site during the period of any ownership or lease of any Site by Company or any Subsidiary. Company has represented to Buyer that it has not received any or made any notifications to any Governmental Entity since January 1, 1995 pursuant to Environmental Laws relating to underground storage tanks and, accordingly, no such documents have been provided to Buyer. Any underground tanks or storage facilities that have been removed and had their contents disposed of by Company or any Subsidiary have been removed and the contents disposed of in material compliance with all Environmental Laws.

          (f) Company and each of its Subsidiaries has: (i) all material governmental permits, authorizations, or approvals required under all Environmental Laws to conduct the business operations of Company at any Site;
(ii) Company and its Subsidiaries are in material compliance with all such permits, authorizations or approvals, and (iii) Company and its Subsidiaries have provided copies of all such permits, authorizations or approvals to Buyer.

          (g) There are no asbestos-containing materials, or capacitors, transformers or other equipment or fixtures containing PCBs located at any Site owned by or operated by Company or any Subsidiary.

          (h) There are no liens under Environmental Laws on any Site owned or leased by Company or any Subsidiary or any assets of Company or any Subsidiary, and no government actions have been taken or are in process which could subject any Site or any such assets to such liens, and Company is not required to place any notice or restriction relating to Hazardous Materials in any deed to such Site.

          (i) Company has represented to Buyer that there are no environmental reports, audits, assessments or studies conducted since January 1, 1995 within the possession of Company or any Subsidiary with respect to Company's or any Subsidiary's facilities or any Site or the environs of any Site and, accordingly, has not provided Buyer with any such documents.

          (j) Company and each Subsidiary is in compliance with all Federal and state worker safety laws and requirements, including, but not limited to requirements under the Occupational Safety and Health Act.

     Section 3.13   ERISA and Employee Benefit Plans.
                    --------------------------------

          (a) Section 3.13 of the Company Disclosure Schedule lists every material plan, arrangement or policy, written or oral, relating to current or former employees of Company or of any member of a controlled group or affiliated service group (as defined in Internal Revenue Code Section 414(b), (c), (m) and
(o)) which includes Company (an "Affiliate"), which is:

          (i) an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); or

          (ii) a compensation, stock purchase, stock option, stock bonus, stock appreciation, VEBA (as defined in Code Section 501(c)(9)) severance, health, welfare, life, disability or other benefit plan, fund, program, arrangement or practice which is not covered by clause (i) above (including policies related to vacation pay, holiday time, moving expense reimbursement programs, sick leave and salary reduction agreements, charge-in-control agreements, and severance agreements); or

          (iii) any statutory or non-statutory benefits, benefit plans or arrangements offered to Company's non-US based workforce.

(Hereinafter, "ERISA Benefit Plan" refers to plans or arrangements under clause
(i) above and "Benefit Plan" refers to plans or arrangements under clauses (i)-
(iii) above). Neither Company nor any Subsidiary has ever been obligated to contribute to any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

          (b) There are no agreements or commitments of Company or any Affiliate, whether or not legally binding, to create any additional Benefit Plan not listed on Section 3.13 of the Company Disclosure Schedule.

          (c) With respect to each Benefit Plan, Company has furnished to Buyer complete and accurate copies of each Benefit Plan described in Section 3.13 of the Company Disclosure Schedule, including all amendments thereto. With respect to each ERISA Benefit Plan, Company has also furnished the three most recent Form 5500s and the most recent Internal Revenue Service determination letter (if any), plan actuarial report, summary plan description, summary annual report and employee manual, as well as summaries of material modifications, material employee communications, and all reports of the Benefit Plan required by ERISA and the regulations thereunder. For each health plan offered to current or former employees, attached to Section 3.13 of the Company Disclosure Schedule is a listing showing participants, coverage type, COBRA participants and beneficiaries. Company has also furnished Buyer copies of any insurance contracts or trust agreements through which any ERISA Benefit Plan is funded, any custodial or investment contracts relating to assets or benefits under the Benefit Plan, any contracts relating to record keeping or administration for the Benefit Plan, and notice of any material adverse change occurring with respect to any Benefit Plan since the date of the most recently completed and filed annual report.

          (d) With respect to each ERISA Benefit Plan which is a pension plan within the meaning of Section 3(2) of ERISA:

          (i) As of the and of the most recent plan year, the value of the ERISA Benefit Plan's assets equals or exceeds the total value of all vested and unvested employee benefits under such Plan, whether determined on an ongoing basis or termination basis;

          (ii) there is no "accumulated funding deficiency" and, to the knowledge of Company, no "prohibited transaction" which could reasonably be expected to result in a material liability to Company has occurred (as such terms are defined in ERISA), and the funding method and actuarial assumptions are reasonable and acceptable under ERISA;

          (iii) Company has incurred no liability to the Pension Benefit Guaranty Corporation ("PBGC") with respect to the ERISA Benefit Plan (other than any liability for premiums in the ordinary course);

          (iv) To the knowledge of Company, any Plan meant to be a qualified plan meets all applicable requirements of Section 401(a) of the Internal Revenue Code;

          (v) Company has properly and timely made all governmental filings with respect to ERISA Benefit Plans except where any failure to make any such filing would not reasonably be expected to have a Company Material Adverse Effect;

          (vi) the Company Balance Sheet reflects all accrued but unpaid liabilities with respect to such ERISA Benefit Plans in accordance with U.S. GAAP;

          (vii) there has been no termination or partial termination of any ERISA Plan; there has been no filing with the PBGC of an intent to terminate any ERISA Benefit Plan, nor has the PBGC instituted any proceedings to terminate any ERISA Benefit Plan; and neither Company nor any Affiliate has received a notice of deficiency or liability or a demand for payment from the PBGC.

          (e)   With respect to each Benefit Plan:

          (i) each Benefit Plan complies currently and has complied in the past, as to form and operation, in all material respects with the provisions of all applicable Federal and state laws, such as ERISA and the Internal Revenue Code; and, to the knowledge of Company, no nonexempt "prohibited transaction" (as defined in Section 4975 of the Code or enumerated in Section 406(a) or (b) of ERISA) has occurred which could reasonably be expected to result in material liability to Company;

          (ii) all required government filings, reports, and notices have been properly and timely made, except where any failure to make any such filing would not reasonably be expected to have a Company Material Adverse Effect;

          (iii) to the knowledge of Company, no such Benefit Plan is currently under audit or investigation by any governmental agency or body and no correction procedures have been initiated or completed with the Internal Revenue Service for any ERISA Benefit Plan meant to be qualified under Section 401 of the Code or with the Department of Labor for any ERISA Benefit Plan;

          (iv) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of Company, threatened against any of the Benefit Plans or against the assets of any Benefit Plan;

          (v) all material premiums due in connection with the Benefit Plan, including without limitation premiums due the PBGC and material premiums for life and health insurance and annuity contracts, have been paid in full when due and, except as specifically disclosed on Section 3.13 of the Company Disclosure Schedule, there are no such premiums that are attributable to any period of time before the Closing that will not have been paid or accrued for on or before the Closing; and

          (vi) all reports and filings made by Company pursuant to ERISA, including without limitation all Form 5500 and attachments, summary annual reports, and participant reports, and any other documents reasonably necessary to enable Buyer to perform its material responsibilities with respect to any Benefit Plan subsequent to the Closing, are and shall be available at the offices of Company on and immediately after the Closing.

          (f) Except as required by COBRA, the Family Medical Leave Act or any other applicable law, no Benefit Plan provides, and neither Company nor any Affiliate has made any promises or incurred any obligation to provide any health or other welfare benefits to any retirees, former employees, or their dependents.

     Section 3.14   Compliance With Laws.
                    --------------------

     Company and each of its Subsidiaries has complied with, is not in violation of, and has not received any written notice alleging any violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect.

     Section 3.15   Permits.
                    -------

     Company and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted (the "Company Permits"), except for such permits, licenses and franchises the absence of which, individually or in the aggregate, have not resulted in, and are not reasonably likely to result in, a Company Material Adverse Effect. Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

     Section 3.16   Registration Statement; Placement Memorandum/Proxy
                    --------------------------------------------------
Statement.
---------

     The information to be supplied by Company for inclusion in (x) the Placement Memorandum/Proxy Statement (as defined in Section 6.2(b) hereto) or
(y) the Registration Statement to be prepared by Buyer pursuant to Section 6.2 or Section 6.22 hereof, as the case may be, at the time of the Special Stockholders' Meeting (as defined in Section 6.2(b)hereof) and at the Effective Time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made in the Placement Memorandum/Proxy Statement or the Registration Statement, in light of the circumstances under which they were made, not misleading; or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Stockholders' Meeting which has become misleading. If any time prior to the Effective Time any event relating to Company or any of its Rule 145 Affiliates (as defined in Section 6.9 hereof), officers or directors should be discovered by Company which should be set forth in an amendment to the Registration Statement or a supplement to the Placement Memorandum/Proxy Statement, Company shall promptly so inform Buyer.

     Section 3.17   Labor Matters.
                    -------------

     Neither Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of Company, neither Company nor any of its Subsidiaries is the subject of any proceeding asserting that Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect, nor is there pending or, to the knowledge of Company and Stockholders, threatened, any labor strike, dispute, walkout, work stoppage or lockout involving Company or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

     Section 3.18   Insurance.
                    ---------

     Section 3.18 of the Disclosure Schedule sets forth a list (including the name of the insurer, the name of the policyholder, the name of each insured, the periods of coverage and the scope of coverage) of all policies of fire, theft, casualty, liability, burglary, fidelity, workers compensation, business interruption, environmental, product liability, fidelity, workers compensation, product warranty, automobile and other forms of insurance of Company and any of its Subsidiaries. All such insurance policies are with reputable insurance carriers, provide customary coverage for all normal risks incident to the business, of Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards. None of such policies are subject to any retrospective adjustment.

     Section 3.19   Government Contracts.
                    --------------------

     To the knowledge of Company, neither Company nor any of its Subsidiaries is or has been suspended or debarred (within the meaning of 48 C.F.R. Ch. 1, Section 52 or any similar foreign law, statute or regulation) from bidding on contracts or subcontracts with any Governmental Entity; no such suspension or debarment has been initiated or threatened; and the consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. Neither Company nor any of its Subsidiaries has since January 1, 1993 been audited or investigated or is now being audited or, to Company's knowledge, investigated by the U.S. Government Accounting Office, the U.S. Department of Defense or any of its agencies, the Defense Contract Audit Agency, the U.S. Department of Justice, the Inspector General of any U.S. Governmental Entity, any similar agencies or instrumentalities of any foreign Governmental Entity, or any prime contractor with a Governmental Entity nor, to Company's knowledge, has any such audit or investigation been threatened that is reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. To Company's knowledge, there is no valid basis for (a) the suspension or debarment of Company or any of its Subsidiaries from bidding on contracts or subcontracts with any Governmental Entity or (b) any claim pursuant to an audit or investigation by any of the entities named in the foregoing sentence that is reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. Neither Company nor any of its Subsidiaries has any agreements, contracts or commitments which require it to obtain or maintain a security clearance with any Governmental Entity.

     Section 3.20   Year 2000.
                    ---------

     Company is not aware of any failure of Company's or any Subsidiary's computer hardware or software systems or products to be Year 2000 Compliant, which failure, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, "Year 2000 Compliant" means, with respect to each system referred to in the prior sentence that is intended to perform date-related functions, that such system, when used properly in accordance with its documentation, is capable of correctly receiving, processing and providing date data on and between December 31, 1999 and January 1, 2000; provided that all applications, hardware and other systems used in conjunction with such system correctly exchange date data with or provide data to such system.

     Section 3.21   Product Returns.
                    ---------------

     Company and its Subsidiaries' experience with returns of products sold by Company and Subsidiary for fiscal year 1999 or during the current year have not materially and adversely deviated from Company's prior experience.

     Section 3.22   Customers and Suppliers.
                    -----------------------

     No customer of Company or any of its Subsidiaries that represented five percent (5%) or more of Company's consolidated revenues in the fiscal year ended December 31, 1999 (a "Material Customer"), has indicated to Company or any of its Subsidiaries in writing or, to Company's knowledge, orally, that it will stop, or decrease the rate of buying materials, products or services from Company or such Subsidiary, which cessation or decrease is reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. No material supplier of Company or any of its Subsidiaries has indicated to Company or any of its Subsidiaries in writing or, to Company's knowledge, orally, that it will stop, or decrease the rate of, supplying materials, products or services to them, which cessation or decrease is reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

     Section 3.23   Section 203 of the DGCL Not Applicable.
                    --------------------------------------

     The Board of Directors of Company has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement, or the consummation of the Merger or the other transactions contemplated by this Agreement.

     Section 3.24   Transactions with Interested Persons.
                    ------------------------------------

     No officer, director or 5% stockholder of Company or any Subsidiary, or their respective spouses or children, (i) owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of Company or any Subsidiary or any organization which has a material contract or arrangement with Company or any Subsidiary, or (ii) has any material contract or agreement with Company or any Subsidiary other than as disclosed on a schedule hereto, and all such agreements are, except as noted on such schedule, on arms-length terms.

     Section 3.25   Absence of Sensitive Payments.
                    -----------------------------

     Neither Company, any Subsidiary, nor, to the knowledge of Company, any of Company's or any Subsidiary's directors, officers, agents, stockholders or employees, on behalf of Company or any Subsidiary:

          (a) has made or has agreed to make any contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States, any state thereof, or any other jurisdiction (foreign or domestic);

          (b) has established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

          (c) has made or has agreed to make any contribution or expenditure, or has reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether Federal, state or local (foreign or domestic) where such contributions were a violation of applicable law.

     Section 3.26   Indebtedness.
                    ------------

     Set forth in Section 3.26 of the Company Disclosure Schedule is a true, complete and correct list of the Indebtedness (as hereinafter defined), together with the original principal balance, the outstanding principal balance and the accrued but unpaid interest as of a recent date. Company shall deliver to Buyer at the Closing an updated list of the Indebtedness and of the Net Cash Amount (as defined in Section 2.3(b)), each at and as of the Closing Date, which list shall be true, complete and correct at and as of the Closing Date. Company has furnished to Buyer copies of all documentation related to the Indebtedness (the "Loan Documents"). For the purpose of this

Agreement, "Indebtedness" shall mean (i) all obligations of Company and its Subsidiaries created, issued or incurred for borrowed money, including, without limitation, all of the Company's indebtedness to Fleet, inclusive of accrued interest, if any, on any of such obligations.

     Section 3.27   Tax Representation Letter.
                    -------------------------

     The representations contained in the letter to be delivered at the Closing to Hale and Dorr LLP and to Brown, Rudnick, Freed & Gesmer by Company containing certain representations of Company relevant to the Merger, which letter shall be in the form attached hereto as Exhibit E, will be true and accurate as of the
                               ---------
Effective Time.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB

     Buyer and Sub jointly and severally represent and warrant to Company that the statements contained in this Article IV are true and correct, except as set forth herein or in the disclosure schedule delivered by Buyer to Company on or before the date of this Agreement (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is readily apparent from a reading of such document that it also qualifies or applies to such other paragraphs.

     Section 4.1    Organization of Buyer and Sub.
                    -----------------------------

     Each of Buyer and Sub is a corporation duly organized, validly existing and to the extent such concept applies, in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and, to the extent such concept applies, is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would be reasonably likely to have a material adverse effect on the business, properties, financial condition, or results of operations of Buyer and its Subsidiaries, taken as a whole, or to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect"); provided that "Buyer Material Adverse Effect" shall not include any change in or effect on the business, properties, financial conditions or results of operations of Company or any of its Subsidiaries that results from (a) the announcement or pendency of the Merger, (b) general economic conditions, or (c) business and economic conditions generally affecting the speech recognition industry.

     Section 4.2    Capitalization.
                    --------------

          (a) As of the date of this Agreement, the issued capital of Buyer consists of 1,282,380,872 Belgian Francs, represented by (i) 58,626,737 shares of Buyer Common Stock and (ii) 895,932 shares of preferred stock (the "Buyer Preferred Stock"), which are automatically convertible into a maximum of 1,194,576 shares of Buyer Common Stock, all of which are duly authorized, validly issued, fully paid and nonassessable and none of which have been issued in violation of any preemptive or similar rights. The board of directors of Buyer has authority to increase the issued capital by 1,065,165,893 Belgian Francs. Except for options granted pursuant to employee or director equity plans of Buyer or as set forth on Section 4.2 of the Buyer Disclosure

Schedule, there are no shares of Buyer Common Stock suspensively issued for future issuance pursuant to options, warrants, equity securities, calls, rights, commitments or agreements to which Buyer is a party or bound as of the date of this Agreement. All shares of Buyer Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Buyer to repurchase, redeem or otherwise acquire any shares of Buyer Common Stock or any other capital stock of Buyer. All of the outstanding shares of capital stock of Sub are duly authorized, validly issued, fully paid and nonassessable, none of such shares have been issued in violation of any preemptive or similar rights, and all such shares are owned beneficially and of record by Buyer free and clear of all security interests, liens, claims, pledges, agreements, limitations in Buyer's voting rights, charges or other encumbrances of any nature, except for security interests granted in favor of Buyer's lenders as disclosed in Buyer's audited financial statements for the year ended December 31, 1998.

             (b) All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights created by statute, the Memorandum and Articles of Association of Buyer or any agreement to which Buyer is a party or is bound.

     Section 4.3  Authority; No Conflict; Required Filings and Consents.
                  -----------------------------------------------------

             (a) Each of Buyer and Sub has all requisite corporate power and authority to enter into this Agreement and each of the agreements and documents contemplated hereby to which Buyer and Company is a party (the "Buyer Ancillary Agreements") and to consummate the transactions contemplated by this Agreement and the Buyer Ancillary Agreements. The execution and delivery of this Agreement and the Buyer Ancillary Agreements and the consummation of the transactions contemplated by this Agreement and the Buyer Ancillary Agreements have been or will be duly authorized by all necessary corporate action on the part of each of Buyer and Sub (including the approval of the Merger by Buyer as the sole stockholder of Sub) other than with respect to the Merger, the filing of the Certificate of Merger with the Secretary of State of Delaware as required by the DGCL and the approval of Buyer's shareholders is not required to consummate any of the transactions contemplated by this Agreement. This Agreement has been and the Buyer Ancillary Agreements have been or will be duly executed and delivered by each of Buyer and Sub and (assuming the due authorization and execution by the other party hereto) constitutes or will constitute the valid and binding obligations of each of Buyer and Sub, enforceable in accordance with their terms.

             (b) The execution and delivery of this Agreement and each of the Buyer Ancillary Agreements by each of Buyer and Sub does not, and the consummation of the transactions contemplated by this Agreement and each of the Buyer Ancillary Agreements will not, (i) conflict with, or result in any violation or breach of, any provision of the Memorandum or Articles of Organization of Buyer or the Certificate of Incorporation or Bylaws of Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) except as provided in clauses (i), (ii), (iii), (iv) and

(v) in paragraph (c) below, conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its Subsidiaries or any of its or their respective properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Buyer Material Adverse Effect.

             (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable Federal or state securities laws and the laws of any foreign country,
(iv) the approval by Nasdaq of the listing of the shares of Buyer Common Stock to be issued in the Merger, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Buyer Material Adverse Effect.

     Section 4.4  Public Filings; Financial Statements.
                  ------------------------------------

             (a) Since January 1, 1998, Buyer has filed with the SEC all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (together with all other required reports, schedules, forms, statements and other such documents filed after the date hereof (the "Buyer SEC Reports")). On January 7, 2000, Buyer filed a Registration Statement on Form F-3 (File No. 333-11324) (such Registration Statement including all documents incorporated therein by reference, as amended, is hereinafter referred to as the "January Registration Statement"). As of their respective dates, the Buyer SEC Reports and the January Registration Statement complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Reports and the January Registration Statement, and, except to the extent that information contained in any Buyer SEC Report has been revised or superseded by a later filed Buyer SEC Report, none of the Buyer SEC Reports or the January Registration Statement, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (b) The financial statements of Buyer included in the Buyer SEC Reports and the January Registration Statement, comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP (except, in the case of unaudited statements, as permitted by Form 6-K of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Buyer and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments) and are consistent in all material respects with the books and records of Buyer.

             (c) Buyer has provided Company with unaudited consolidated financial statements as of, and for, the year ended December 31, 1999 (the "Buyer Unaudited Financial Statements"). The unaudited balance sheet of Buyer as of December 31, 1999 is referred to herein as the "Buyer Balance Sheet." The Buyer Unaudited Financial Statements were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and fairly present in all material respects the consolidated financial position of Buyer and its subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent in all material respects with the books and records of Buyer and its subsidiaries, except that the Buyer Unaudited Financial Statements are subject to normal and recurring year-end adjustments, which are not expected to be material in amount, and for the absence of complete footnotes.

     Section 4.5  No Undisclosed Liabilities.
                  --------------------------

     Except (i) as disclosed in the Buyer Unaudited Financial Statements or the Buyer SEC Reports filed prior to the date hereof or in Buyer press releases,
(ii) for liabilities or obligations not required under U.S. GAAP to be reflected in the Buyer Unaudited Financial Statements (or in the notes thereto) or such Buyer SEC Reports or Buyer, press releases, and (iii) except for customary or recurring liabilities incurred since January 1, 1999 in the ordinary course of business consistent with past practices, as of the date of this Agreement Buyer and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise, and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Buyer Material Adverse Effect.

     Section 4.6  Absence of Certain Changes or Events.
                  ------------------------------------

     Except as expressly contemplated by this Agreement or as disclosed in the Buyer SEC Reports filed prior to the date hereof or in Company press releases issued prior to the date hereof, since September 30, 1999, there has not been
(i) any change in the financial condition, results of operations, business, or properties of Buyer and its Subsidiaries, taken as a whole, that has had, or is reasonably likely to have, a Buyer Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Buyer or any of its Subsidiaries having a Buyer Material Adverse Effect; (iii) any material change by Buyer in its accounting methods or principles not required pursuant to U.S. GAAP (except for such changes that could not reasonably be expected to have a Buyer Material Adverse Effect); (iv) except as a result of the transactions contemplated by this Agreement or in connection with the acquisition by Buyer or any of its Subsidiaries of all or substantially all the capital stock or all or substantially all the assets of another person or entity, any revaluation by Buyer of any of its assets having a Buyer Material Adverse Effect, exclusive of any revaluations (including write-downs or write-offs) of goodwill; or (v) any other action or event that would have required the consent of Company pursuant to Section 5.3 of this Agreement had such action or event occurred after the date of this Agreement.

     Section 4.7  Information Supplied.
                  --------------------

     None of the information supplied or to be supplied by Buyer for inclusion or incorporated by reference in (x) the Placement Memorandum/Proxy Statement to be prepared by Buyer and

Company, at the date of such Placement Memorandum/Proxy Statement, or (y) the Registration Statement to be prepared by Buyer pursuant to Section 6.2, at the time the Registration Statement becomes effective under the Securities Act, or
(z) the Registration Statement to be filed by Buyer pursuant to Section 6.22 at any time after its effective date, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made by Buyer with respect to statements made or incorporated by reference in the Registration Statement based on information supplied by Company specifically for inclusion in the Registration Statement.

     Section 4.8  Active Trade or Business of Buyer.
                  ---------------------------------

     Buyer will have been engaged in an active trade or business outside of the United States, within the meaning of Treasury Regulation Section 1.367(a)- 2T(b)(2) and (3), for the entire 36-month period immediately before the Effective Time. Buyer satisfies the substantiality test contained in Treasury Regulation Section 1.367(a)-3(c)(3). Buyer does not have any intention, and will not have an intention at the Effective Time, to substantially dispose of or discontinue such trade or business.

     Section 4.9  Tax Representation Letter.
                  -------------------------

     The representations contained in the letter to be delivered at the Closing to Hale and Dorr LLP and to Brown, Rudnick, Freed & Gesmer by Buyer and Sub containing certain representations of Buyer and Sub relevant to the Merger, which letter shall be in the form attached hereto as Exhibit F, will be true and
                                                     ---------
accurate as of the Effective Time.

ARTICLE V.  CONDUCT OF BUSINESS

     Section 5.1  Covenants of Company.
                  --------------------

     Except as expressly contemplated hereby, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company agrees as to itself and its Subsidiaries (except to the extent that Buyer shall otherwise consent in writing), to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes and perform other obligations when due, subject to good faith disputes over such debts, Taxes or obligations, and use commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees (subject to the Company's right to terminate its employees consistent with past practices, and acknowledging that the persons currently serving as the Company's CEO and CFO are occupying such positions on an interim basis), and to preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Except as expressly contemplated by this Agreement or set forth in the Company Disclosure Schedule, Company shall not (and shall not permit any of its Subsidiaries to), without the written consent of Buyer:

             (a) Accelerate, amend or, except as contemplated by Schedule 6.2(a) hereof, change the period of exercisability of any outstanding Option or restricted stock granted under any Company Stock Plan or any other employee stock plan of Company or authorize cash payments in exchange for any Option granted under any of such plans except (i) as contemplated by Section 1.6 of this Agreement and (ii) for vesting or acceleration provided for by the terms of existing Options;

             (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock ;

             (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Company Common Stock pursuant to the conversion of the Preferred Stock outstanding on the date of this Agreement or upon exercise of outstanding Options, (ii) the issuance of shares of Common Stock upon conversion by Seagate Technology, Inc. ("Seagate") of all or a portion of its Convertible Promissory Note dated December 10, 1999 from Company, (iii) Options granted in accordance with Section 5.2(b) or (c) below;

             (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory, supplies and other items, in each case, in the ordinary course of business consistent with past practice);

             (e) Sell, lease, license or otherwise dispose of any of its properties or assets having a value in excess of $100,000, except for sales of inventory or products, in each case, in the ordinary course of business consistent with past practice provided Buyer will not unreasonably withhold its consent to Company's request for a waiver of this covenant;

             (f) (i) Increase or agree to increase the compensation (including salary, bonus, benefits or other remuneration) payable or to become payable to its officers or employees except for increases in accordance with existing contractual commitments, all of which are disclosed on the Company Disclosure Schedule, and customary annual salary increases (provided that the consent of Buyer shall be required for any proposed salary increase to any employee occupying the position of Vice President or any higher ranking position), (ii) grant any severance or termination pay to, or enter into or amend any employment or severance agreements with, any employees or officers, other than (x) the payment of severance or termination pay in accordance with any existing contractual commitments or consistent with past practices (unless such contractual commitments are being modified or terminated at or prior to the Closing) or the terms of any Benefit Plan and (y) subject to Section 5.2(b) and
(c) below, entering into employment agreements with new employees in the ordinary course of business consistent with past practice, (iii) enter into any collective bargaining agreement, (iv) establish, adopt, enter into or amend (except as may be required by law) any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination or severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, or (v) forgive any indebtedness of any employee to Company or any of its Subsidiaries;

             (g) Amend or propose to amend its certificate of incorporation or bylaws;

             (h) Make any loans to any person or entity or guarantee any debt securities of others (other than as a result of the endorsement of checks for collection and for advances for employee reimbursable expenses, in each case in the ordinary course of business consistent with past practice);

             (i) Initiate, compromise, or settle any material litigation or arbitration proceeding;

             (j) Materially modify, amend or terminate any Company Material Contract (other than any immaterial modification or amendment to a purchase order in the ordinary course of business consistent with past practice), or waive, release or assign any material rights or claims, including any write-off or other compromise of any accounts receivable of Company or any of its Subsidiaries (provided that (x) Company may renew any existing Company Material Contract if no material amendment or modification is made thereto and (y) Company may extend, through a date not later than March 31, 2001 (provided that Company shall use commercially reasonable efforts not to extend such date beyond December 31, 2000), the exclusivity provision contained in that certain agreement dated December 12, 1997 between Company and Ford Motor Company;

             (k) Make or rescind any Tax election, settle or compromise any material Tax liability or amend any Tax return;

             (l) Change its methods of accounting as in effect at December 31, 1999 except as required by US GAAP;

             (m) Make or commit to make any capital expenditures in any fiscal period that exceed by more than ten percent (10%) Company's cumulative capital budget through the end of such fiscal period, which budget was furnished by Company and previously approved by Buyer;

             (n) Enter into any new license for any intellectual property rights to or from any third party other than in the ordinary course of business consistent with past practice; provided that any source code license agreement
                               --------
or exclusive or semi-exclusive license agreement shall not be deemed to be "in the ordinary course of business" and shall not be permitted hereby;

             (o) Revalue any of the significant assets of Company or any of its Subsidiaries, including the writing down of inventory other than in the ordinary course of business consistent with past practice;

             (p)  Close any material facility or office;

             (q) Invest funds in debt securities or other instruments maturing more than 90 days after the date of investment;

             (r) Fail to pay accounts payable and other obligations in the ordinary course of business in a manner consistent with past practice or accelerate the payment of any accounts receivable other than in the ordinary course of business in a manner consistent with past practice;

             (s) Mortgage or pledge any of its property or assets or subject any such assets to any material security interest, lien or other encumbrance (other than in connection with a possible secured loan from Seagate in a principal amount not to exceed $5,000,000);

             (t) Make any payment or other distribution to any Affiliate of Company except for normal employment compensation consistent with past practices;

             (u) Materially amend or alter in any way the employee Benefit Plans identified in Section 3.13 of the Company Disclosure Schedule, except as may be required by applicable law; or

             (v) Take, or agree in writing or otherwise to take, any of the actions described in paragraphs (a) through (u) above.

     Notwithstanding the foregoing, upon prior notice to, but without the prior consent of, Buyer or Sub, Company shall be permitted to take any and all actions which may be reasonably necessary or appropriate to eliminate the application of Code Section 280G to the transactions contemplated by this Agreement, including, without limitation, amending Options and amending compensation arrangements to eliminate any accelerated vesting or severance provisions.

     Section 5.2  Options.
                  -------

     Company shall not during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time:

             (a) take any action to or permit any Options to purchase its capital stock (issued by Company pursuant to its Stock Option Plan or otherwise) to become vested or exercisable (or to otherwise accelerate) as a result of this Agreement or the consummation of the Merger, provided that nothing herein shall affect the rights of holders of Options previously granted which provide or such vesting or acceleration; or

             (b) grant any Options, except (x) (i) with an exercise price equal to not less than the fair market value of the shares of Company Common Stock, as reasonably determined by the Board of Company; (ii) that the vesting and exercisability of such Options shall be consistent with the terms of the Company Stock Plans in effect immediately before the Effective Time, except that such Options shall in no event be permitted to accelerate upon the Effective Time; and (iii) to employees hired by Company on or after March 20, 2000, in an aggregate amount not to exceed 150,000 shares; or (y) pursuant to Section 5.2(c) below.

             (c) Notwithstanding Sections 5.2(a) and (b) above, Company shall be permitted to grant between the date hereof and the Effective Time Options with respect to not more than an aggregate of 312,911 shares of Company Common Stock, to the employees mutually designated by Company and Buyer, which Options shall be in addition to, and not in lieu of, the Options which Company may grant pursuant to Section 5.2(b) hereof. Such Options shall provide for an exercise price at least equal to thirty percent (30%) of the fair market value of the underlying Company Common Stock on the date of their grant, shall be exercisable for a period of not less than ten (10) years, and shall become exercisable by the holders thereof immediately prior to the Closing.

     Section 5.3  Covenants of Buyer.
                  ------------------

     Except as expressly contemplated hereby, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Buyer agrees as to itself and its Subsidiaries (except to the extent that Company shall otherwise consent in writing) not to do, or propose to do, any of the following:

             (a) Declare or pay any dividends (other than stock dividends) on or make any other distributions (other than in stock) in respect of its capital stock;

             (b) Amend or propose to amend its Memorandum or Articles of Association in a manner reasonably likely to prevent the consummation of the transactions contemplated hereby;

             (c) Adopt a plan of complete or partial liquidation or dissolution of Buyer; or

             (d) Take, or agree in writing or otherwise to take, any of the actions described in paragraphs (a) through (c) above.

     Section 5.4  Cooperation.
                  -----------

     Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Company and Buyer shall (and shall cause each of their respective Subsidiaries to) make their respective officers available to confer on a regular and frequent basis with one or more representatives of the other party at reasonable times and upon reasonable advance notice to report on the general status of ongoing operations (without disclosure of commercially or competitively sensitive information) and shall promptly provide or make available to each other or its counsel copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby. Any materials or documents relating to filings under the HSR Act may be provided only to outside counsel of the non-filing party, provided that such counsel shall first have entered into a joint defense and confidentiality agreement reasonably acceptable to the filing party. Neither Company nor Buyer shall be required to provide the other with copies of submissions and communications to governmental or regulatory bodies or other persons to the extent that such submissions and communications contain information that is commercially sensitive to Company or Buyer, as the case may be, and neither Company nor Buyer shall be required to permit the other to attend any part of a meeting at which information that is commercially sensitive to Company or Buyer, as the case may be, is likely to be discussed.

     Section 5.5  Confidentiality.
                  ---------------

     The parties acknowledge that Buyer and Company have previously executed a Confidentiality Agreement, dated as of October 29, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as expressly modified herein.

     Section 5.6  Post-Closing Transactions.
                  ----------------------------

     For a period of at least two (2) years after the Effective Time, Buyer shall not liquidate Surviving Corporation; merge Surviving Corporation with or into another corporation or entity, including Buyer or its affiliates; sell, distribute, contribute to another entity, including Buyer or its affiliates, or otherwise dispose of the stock of Surviving Corporation; cause Surviving Corporation to sell, distribute, or otherwise dispose of the stock of Surviving Corporation; or cause Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from Company in the Merger (collectively, a "Disposition"), except for transfers of assets made in the ordinary course of business, or transfers of assets described in Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(k) or unless Buyer first obtains a revenue ruling from the Internal Revenue Service to the effect that the Disposition can be effected without disqualifying the Merger as a reorganization within the meaning of Section 368(a) of the Code.

ARTICLE VI.    ADDITIONAL AGREEMENTS

     Section 6.1  Exclusivity.
                  -----------

     Neither Company or any Subsidiary, nor any stockholders, agent, officer, director, trustee or representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

             (i) solicit, encourage or initiate the submission of proposals or offers from any person for,

             (ii)  participate in any discussions pertaining to, or

             (iii) furnish any information to any person other than Buyer or its authorized agents relating to any acquisition or purchase of all or a material amount of the assets, business or operations of, or any equity interest in, Company or any Subsidiary of Company or any merger, consolidation or other business combination involving Company or any Subsidiary (a "Third Party Acquisition"). In the event Company consummates a Third Party Acquisition before or any time after the termination of this Agreement based in whole or in part upon, or as a result of, its breach of its obligations pursuant to the provisions of this Section 6.1, Company shall pay to Buyer (on the first business day after consummation of the Third Party Acquisition) Seventeen Million Four Hundred Fifteen Thousand Dollars ($17,415,000) as a break-up fee to compensate Buyer for the loss of the business opportunity, in immediately available funds, and receipt of such amount shall be Buyer's exclusive remedy for any such breach.

     Section 6.2  Tender for Shares; Placement Memorandum/Proxy Statement;
                  --------------------------------------------------------
Registration Statement.
----------------------

             (a) Buyer shall, between the date of this Agreement and the date on which the Proxy Statement to be prepared by Buyer and Company in connection with obtaining the approval of the Merger by the Stockholders (the "Proxy Statement") is mailed to the Stockholders, make an offer to purchase from certain of the Stockholders (which Stockholders shall be identified jointly by Company and Buyer) their shares of Company Common Stock, with a view towards reducing the number of holders of Company Common Stock who are not "Accredited Investors" (as defined in Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the

"Securities Act")) to fewer than 35, in order enable Buyer to issue the Merger Shares in a manner intended to comply with the private placement exemption under Regulation D. Company shall use its best efforts to assist Buyer in connection with Buyer's efforts to reduce the number of nonaccredited investors to fewer than 35, including without limitation as set forth on Schedule 6.2(a) hereto.
                                                      ---------------

             (b) In the event Buyer determines that it is able to purchase shares from a sufficient number of the Stockholders to consummate the Merger under such private placement exemption, then as promptly as practicable after Buyer makes such determination, Buyer and Company shall jointly prepare proxy materials (in accordance with the disclosure requirements of Regulation D) for the purpose of soliciting proxies from the Stockholders to vote in favor of the adoption of this Agreement and the approval of the Merger at a meeting of the Stockholders to be called and held for such purpose (the "Special Stockholders' Meeting'"). Such proxy materials shall be in the form of a placement memorandum/proxy statement to be used for the purpose of offering the Merger Shares to the Stockholders and soliciting such proxies from the Stockholders (such placement memorandum/proxy statement, together with any accompanying letter to Stockholders, notice of meeting and form of proxy, shall be referred to herein as the "Placement Memorandum/Proxy Statement"). Each party shall furnish all information reasonably requested in connection with the preparation of the Placement Memorandum/Proxy Statement.

             (c) If, on or before May 1, 2000, Buyer is unable to purchase shares from a sufficient number of the Stockholders to consummate the Merger under such private placement exemption, as provided above, then as promptly as practicable after Buyer makes such determination, Buyer and Company shall prepare and Buyer shall file with the SEC a Registration Statement on Form F-4 (or any successor registration statement involving a similar amount of disclosure, or if not then ineligible to use any such form, then any other available form of registration statement) in which the Proxy Statement for the Special Stockholders Meeting will be included as a prospectus. Buyer and Company shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. Each of Buyer and Company will respond to any comments of the SEC and will use its respective commercially reasonable efforts to have the Proxy Statement cleared by the SEC and the Registration Statement declared effective under the Securities Act as promptly as practicable after such filings and Company will cause the Proxy Statement and the prospectus contained within the Registration Statement to be mailed to the Stockholders at the earliest practicable time after both the Proxy Statement is cleared by the SEC and the Registration Statement is declared effective under the Securities Act. Each of Buyer and Company will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any filing pursuant to Section 6.2(d) hereof or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any filing pursuant to Section 6.2(d) hereof. Each of Buyer and Company will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any filing pursuant to Section 6.2(d) hereof, Buyer and Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to the Stockholders, such amendment or supplement. In the event that, as a result of this Section 6.2(c), Buyer is required to file the Registration Statement on Form F-4 (or any successor registration statement involving a similar amount of disclosure, or if not then ineligible to use any such form, then any other available form of registration statement), the Outside Date (as defined in Section 9.1(b) below) shall automatically be extended for a period of ninety (90) days from the date (which shall not be later than May 1, 2000) on which Buyer reasonably determines that it will be unable to consummate the Merger as a private placement under Regulation D.

             (d) Buyer and Company shall make all necessary filings with respect to the Merger under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable state blue sky laws and the rules and regulations thereunder.

     Section 6.3  Stockholder Documents.
                  ----------------------

     Company shall use its best efforts to obtain and deliver the following to Buyer as soon as practicable after the date hereof (each in form and substance satisfactory to Buyer in its sole discretion):

             (a) a questionnaire to be executed by each Stockholder as to personal wealth and financial sophistication (each a "Company Stockholder Questionnaire"); and

             (b) with respect to each Stockholder reasonably deemed by Buyer not to be an "Accredited Investor" as defined in Rule 501 of Regulation D, (i) written certification from such Stockholder that such Stockholder has such knowledge and experience in financial and business matters that such Stockholder is capable of evaluating the merits and risks of a prospective investment in Buyer Common Stock (within the meaning of Rule 506 of Regulation D) (each a "Sophistication Certification") or (ii) written agreement from such Stockholder regarding the representation of such Stockholder in connection with this Agreement and the transactions contemplated hereby by a purchaser representative acceptable to Buyer in its sole discretion, together with such other representations and agreements pursuant to the provisions of Regulation D as Buyer shall reasonably request.

     Section 6.4  Access to Information.
                  ---------------------

     Upon reasonable notice, Company shall (and shall cause each of its Subsidiaries to) afford to Buyer's officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, and Company shall furnish promptly to Buyer (and shall cause each its Subsidiaries to) furnish promptly to the other party a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and Company shall furnish promptly to Buyer all information concerning its business, properties and personnel as the other party may reasonably request. Unless otherwise required by law, each of Buyer and Company will and shall cause its stockholders, officers, employees, accountants, counsel and other representatives or persons who have access to such information to hold any such information which is non-public in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.4 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     Section 6.5  Legal Conditions to Merger.
                  --------------------------

             (a) Subject to the terms hereof, Company, Buyer and Principal Stockholders shall use their respective reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Company or Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the Merger,
(iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law, and (i) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, including without limitation the Voting Agreement and Waiver and the Noncompetition Agreement. Company and Buyer shall cooperate with each other in connection with the making of all such filings, including providing or making available copies of all such documents to the non-filing party and its advisors (or, in connection with information relating to filings under the HSR Act, to the advisors of the non-filing party) prior to filing and, if requested, consider in good faith all reasonable additions, deletions or changes suggested in connection therewith. Company and Buyer shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made by the other party pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement.

             (b) Subject to the terms hereof, Buyer and Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective commercially reasonable efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively, the "Antitrust Laws"). In the event of a Second Request (as defined below), Company and Buyer shall cooperate in all reasonable respects to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (as defined in Section 7.1(d) below) (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. As used herein, "Second Request" shall mean any formal request for additional information or documentary material made by the Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice pursuant to 16 C.F.R. 803.20 under the HSR Act. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. Notwithstanding anything to the contrary in this Section 6.5, neither Buyer nor any of its Subsidiaries shall be required to (i) divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a Buyer Material Adverse Effect or a material adverse effect on Buyer, combined with Company, after the Effective Time and (ii) none of Buyer, its Subsidiaries or Company shall be required to take any action under this Section
6.5 if the United States Department of Justice or the United States Federal Trade Commission authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the Merger.

             (c) Each of Company and Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect or a Buyer Material Adverse Effect from occurring prior to or after the Effective Time.

     Section 6.6  Employee Benefit Plans.
                  ----------------------

             (a) Buyer shall cause the Surviving Corporation to adopt all employee Benefit Plans of Company identified in Section 3.13 of the Company Disclosure Schedule as of the Closing Date; provided, however, Surviving Corporation shall retain the sole discretion to amend, restate, merge or terminate any such Employee Benefit Plan at any time after December 31, 2000, subject to ERISA and the Code; further provided that if Buyer elects to amend, restate, merge or terminate any or all of such Employee Benefit Plans it shall, at a minimum, continue to provide employees of Company who become employees of Buyer or the Surviving Corporation after the Closing Date benefits equivalent to those provided to similarly situated employees of Buyer or Surviving Corporation, or a combination thereof.

             (b) For purposes of eligibility, vesting and, except with respect to any pension benefit plan or retiree medical plan, calculation of benefits (except to the extent crediting such service would result in the duplication of benefits) under each of Buyer's or the Surviving Corporation's employee benefit plans, programs and arrangements in which an employee of Company who is employed as of the Closing Date and who becomes an employee of Buyer or the Surviving Corporation immediately following the Closing (each a "Continuing Employee") participates, Buyer shall grant, or shall cause the Surviving Corporation to grant, each Continuing Employee with credit for all service with Company to the extent permitted by law, and Buyer shall waive any provisions of its medical benefits plan which may preclude coverage for any preexisting condition of Company employees.

             (c) It is expressly agreed that the provisions of this Section 6.6 are not intended to be for the benefit of or otherwise enforceable by any third person, except for any employee of Company.

     Section 6.7   Public Disclosure.
     -------------------------------

     Prior to the Effective Date, Buyer and Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and except as required by applicable law or the rules or regulations of the applicable stock exchange, neither shall issue any such press release or make any such public statement prior to such consultation, except as may be required by law. The initial press release relating to this Agreement shall be in a form that was heretofore agreed by the parties.

     Section 6.8   Tax-Free Reorganization.
                   -----------------------

     Buyer, Company and Stockholders shall each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a plan of reorganization.

     Section 6.9   Affiliate Agreements.
                   --------------------

     Upon the execution of this Agreement, Company will provide Buyer with a list of those persons who are, in Company's reasonable judgement, "affiliates" of Company, within the meaning of Rule 145 (each such person who is an "affiliate" of Company within the meaning of Rule 145 is referred to as a "Rule 145 Affiliate") promulgated under the Securities Act ("Rule 145"). Company shall provide such information and documents as Buyer shall reasonably request for purposes of reviewing such list and shall notify Buyer in writing regarding any change in the identity of its Rule 145 Affiliates prior to the Closing Date. Company shall use its commercially reasonable efforts to deliver or cause to be delivered to Buyer by April 7, 2000 (and in any case prior to the mailing of the Proxy Statement) from each of its Rule 145 Affiliates, an executed Affiliate Agreement, in substantially the form appended hereto as Exhibit G. Buyer shall
                                                        ---------
be entitled to place appropriate legends on the certificates evidencing any Buyer Common Stock to be received by Rule 145 Affiliates of Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the Exchange Agent for the Buyer Common Stock (provided that such legends or stop transfer instructions shall be removed, two (2) years after the Effective Date, upon the request of any stockholder that is not then a Rule 145 Affiliate of Buyer).

     Section 6.10  Nasdaq Listing.
                   --------------

     Buyer shall cause the shares of Buyer Common Stock to be issued in the Merger to be listed on the Nasdaq National Market, subject to official notice of issuance, on or prior to the Closing Date.

Section 6.11  Notification of Certain Matters.
------------  -------------------------------

     Buyer will give prompt notice to Company, and Company will give prompt notice to Buyer, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of Buyer and Sub or Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

     Section 6.12  Special Stockholders' Meeting.
                   -----------------------------

     Company, acting through its Board of Directors, shall, in accordance with applicable law and Company's certificate of incorporation and bylaws, duly call, give notice of, convene and hold the Special Stockholders' Meeting as soon as practicable following the date of this Agreement (taking into account Buyer's desire to purchase from certain Stockholders their shares of Company Common Stock prior to such notice and call and the other provisions of Section 6.2) for the purpose of approving the Merger and this Agreement. The Board of Directors of Company shall (i) recommend approval of the Merger and the Agreement by the Stockholders and (ii) take all reasonable and lawful action to solicit and obtain such approval; provided, however, that the Board of Directors of Company may withdraw such recommendation if (but only if) (i) the Board of Directors of Company upon advice of its outside legal counsel determines that it is required, in order to comply with its fiduciary duties under applicable law, to recommend a Third-Party Acquisition to the Stockholders and (ii) Company has complied with the provisions of Section 6.1 hereof. Company shall provide to the Stockholders, together with the applicable notice of the Special Stockholders' Meeting, the Placement Memorandum/Proxy Statement or the Registration Statement, as the case may be, and shall use its commercially reasonable efforts to obtain such approval.

     Section 6.13  Special Board Meeting of Buyer.
                   ------------------------------

     For the purpose of Belgian law, at the Effective Time, Stockholders shall be deemed to have transferred and delivered the shares of Company Common Stock to Buyer through (a) a contribution in kind in return for the Merger Shares (which shall be issued to the Stockholders in accordance with Section 2.2 hereof) and (b) a sale of the remaining number of shares of Company Common Stock corresponding to fractions of shares of Buyer Common Stock which Stockholders are entitled to receive under this Agreement. Buyer shall convene a board meeting to be held in front of a notary public in Belgium at which Buyer's board shall authorize, inter alia, (i) an increase the capital of Buyer upon the contribution in kind by the Stockholders of all outstanding shares of Company Common Stock other than Dissenting Shares, (ii) the issuance of the Merger Shares to the Stockholders and (iii) the payment of cash to the Stockholders in respect of fractional shares in accordance with this Agreement, followed by a replacement of the Shares of Company Common Stock by shares of Sub, pursuant to the Merger.

     Section 6.14  Company Stock Options.
                   ---------------------

             (a) As soon as practicable following the date of this Agreement, the Board of Directors of Company shall adopt such resolutions or take such other actions as may be required to effect the following:

             (i) Adjust the terms of all outstanding Options as necessary to provide that, at the Effective Time, each Option outstanding immediately prior to the Effective Time shall be amended and converted into a Warrant to acquire, on substantially the same terms and conditions as were applicable under such Option (including, without limitation, its status as an "incentive stock option" under Section 422 of the Code, if applicable, its term, exercisability, vesting schedule and acceleration provisions, if any), the number of shares of Buyer Common Stock determined in accordance with Section 1.6 hereof; and

             (ii) Make such other changes to the Company Stock Plans as Company and Buyer may agree are appropriate to give effect to the Merger.

             (b) As soon as practicable after the Effective Time, Buyer shall deliver to the holders of Options appropriate notices (the "Company Stock Option Notices") setting forth (i) such holders' rights pursuant to the Company Stock Plans and the agreements evidencing the grants of such Company Options and that such Company Options and agreements shall be assumed by Buyer and shall continue in effect on substantially the same terms and conditions (subject to the adjustments required by this Section 6.14 after giving effect to the Merger) and
(ii) the procedures for the exercise of the Warrants. The term, exercisability, vesting schedule (including any acceleration provisions therein), status as an "incentive stock option," if applicable, and all of the other terms of the Company Options shall otherwise remain unchanged in all material respects.

             (c) A holder of a Warrant may exercise such Warrant in whole or in part by (i) following the exercise procedures to be delivered by Buyer as set forth in the Company Stock Option Notice and (ii) concurrently delivering to Buyer the consideration therefor and the federal withholding tax information, if any, required in accordance with the related Company Stock Plan.

             (d) Except as otherwise contemplated by this Section 6.14 and except to the extent required under the respective terms of the Options, all restrictions or limitations on transfer and vesting with respect to the Options, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such Options after giving effect to the Merger and the assumption of the Company Stock Plans by Buyer as set forth above.

             (e) No later than thirty (30) days after the Effective Time, Buyer shall prepare and file with the SEC a registration statement on Form S-8 registering the number of shares subject to the Warrants. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained in accordance with the relevant requirements of the Securities Act and the Exchange Act) for at least as long as any Warrants remain outstanding. Buyer shall promptly take such actions as may be required to obtain the approval by Nasdaq of the shares of Buyer Common Stock which are issuable upon exercise of the Warrants.

     Section 6.15  Indemnification.
                   ---------------

             (a) From and after the Effective Time, Buyer shall, or shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of Company to indemnify each Person who is or was a director or officer (an "Indemnified Party") of Company or any of its Subsidiaries pursuant to any indemnification provision of the Certificate of Incorporation or By-laws or equivalent constituent documents of Company or any of its Subsidiaries as each is in effect on the date hereof.

             (b) For a period of six (6) years after the Effective Time, Buyer shall cause to be maintained (to the extent available in the market) in effect an officers' and directors' liability insurance policy with respect to each Indemnified Party of Company or any of its Subsidiaries covering acts or omissions by such persons occurring prior to the Effective Time, which policy shall be on terms and conditions not less favorable than those Buyer maintains for its officers and directors; provided, that in no event shall Buyer or the
                                --------
Surviving Corporation be required to make annual premium payments to the extent such premiums exceed an amount equal to 175% of the annual premium paid by Company for such coverage as of the date of this Agreement (the "Maximum Premium"); provided further, that if such premiums exceed the Maximum Premium
           ----------------
the Surviving Corporation shall purchase insurance policies in such amounts and with such coverage as reasonably can be purchased for the Maximum Premium. This
Section 6.15 shall survive the closing of all the transactions contemplated hereby and, is intended to benefit the Indemnified Parties and their respective heirs and personal representatives (each of which shall be entitled to enforce this Section 6.15 against Buyer and the Surviving Corporation, as the case may be, as a third-party beneficiary of this Agreement).

     Section 6.16  Tax Filings.
                   -----------

     From and after the Effective Time, Buyer will cause Company to comply with all applicable reporting requirements set forth in Treasury Regulations under
Section 367 of the Code, including without limitation, Regulation Section 1.367(a)-3(c)(6).


     Section 6.17  Guaranty by Buyer.
                   -----------------

     Effective April 1, 2000 (or such other date as Buyer and Company shall reasonably agree), Buyer shall guarantee (the "Guaranty") Company's outstanding indebtedness to Fleet or to another commercial lender of good reputation whom Buyer shall reasonably assist Company in locating and from whom Buyer shall reasonably assist Company in facilitating an extension of credit in an amount not to exceed $10,000,000 (exclusive of Company's current indebtedness to Fleet) (the "Loan"); provided, that such Guaranty shall expire on the earlier of (i) the date that is six (6) months after the effectiveness of the Guaranty, and
(ii) the date of termination of the Agreement by Buyer pursuant to Section 9.1(e) hereof; and further provided that, in the event the Agreement terminates for any reason other than by Buyer pursuant to Section 9.1(e), Buyer shall either refinance the Loan itself or cause an extension of the Loan until the date that is eighteen (18) months after the effectiveness of the Guaranty. All commitment fees and related expenses payable to the lender in connection with the Loan shall be the responsibility of Company; provided that Company's cash at Closing shall be credited in an amount equal to the aggregate amount of all such fees and expenses actually incurred by Company for purposes of calculating the Net Cash Amount pursuant to Section 2.3(b) hereof.

     Section 6.18  Release.
                   -------

             (a) Each Principal Stockholder hereby releases, remises and forever discharges Company and each of its subsidiaries and their respective successors and assigns (collectively, the "Releasees"), from any and all debts, demands, actions, causes of action, suits, dues, sums and sums of money, accounts reckonings, bonds, specialties, covenants, contracts, controversies, agreements, promises, acts, omissions, variances, executions, damages and any and all other claims, demands and liabilities whatsoever, of every name and nature, both in law and equity, whether known or unknown and whether or not in litigation (collectively, the "Claims"), against any of the Releasees, which the undersigned may have or which could be asserted by another on his, her or its behalf now or from the beginning of the world to the Effective Time, based on any action, omission or event whatsoever, and more particularly, but not by way of limitation, based upon, relating to or arising from his, her or its rights as a holder of any of the Company Common Stock, claims for diversion of opportunity, conflict of interest, breach of fiduciary duty, or breach of duty of loyalty; claims relating to any employment and/or consulting relationships, any express or implied contract or breach of contract, tortious or wrongful conduct, breach of a covenant of good faith and fair dealing, or the intentional or negligent infliction of emotional or mental distress; claims arising under Federal, state or local law, order of regulation, or under the Securities Act, the Securities Exchange Act of 1934, as amended, or any other Federal, state, blue sky or local law dealing with any securities; and any and all other claims or causes of action against or with respect to the Releasees; except that, (i) if the undersigned is an employee of Company, this release does not release Company from any employment benefits or obligations that accrued to or are due to the undersigned from Company in connection with such employment and (ii) the Principal Stockholders are not hereby releasing the Releasees from any Claims which may arise under or relate to this Agreement or the other agreements and transactions contemplated hereby.

             (b) Each Principal Stockholder hereby forever covenants with the Releasees not to sue, assert any claim against, or otherwise seek any recovery from any Releasee in respect of any of the claims or causes of action that are being released hereunder, whether for tort, fraud, contract or otherwise, based upon any act or occurrence or failure to act occurring before the Effective Time.

     Section 6.19  Regulation D.
                   ------------

     Company and Principal Stockholders shall use all reasonable efforts to cause the Merger Shares to be issued in accordance with the applicable provisions of Regulation D, shall cooperate in all filings required pursuant to Regulation D and shall not knowingly take or omit to take any action which action or failure to act would jeopardize the issuance of the Merger Shares in accordance with Regulation D.

     Section 6.20  Post-Closing Warrants.
                   ---------------------

     As soon as practicable after the Closing Date, Buyer shall grant Warrants to purchase 200,000 shares of Buyer Common Stock at an exercise price equal to the fair market value of the underlying Buyer Common Stock on the date of their grant, which shall be exercisable for a period of not less than ten (10) years, and which shall have such other terms (including without limitation vesting schedules) as Buyer and Company shall reasonably agree. The Warrants shall be allocated among employees of Company as reasonably agreed by Buyer and Company.

     Section 6.21  UK Subsidiary Optionholders.
                   ---------------------------

     Buyer and Company shall use commercially reasonable efforts (x) to cause the Options held by Company's UK Subsidiary optionholders to convert into Warrants or (y) to cause such Options to be cashed out or otherwise terminated prior to the Effective Time.

     Section 6.22  Shelf Registration Statement.
                   -------------------------------

     If the issuance of the Merger Shares is exempt from registration under the Securities Act, by not later than the later to occur of (i) five (5) business days after the Closing, and (ii) May 31, 2000, Buyer shall have filed a registration statement under the Securities Act on Form F-3 (or any successor short form registration statement involving a similar amount of disclosure; or if then ineligible to use any such form, then any other available form of registration statement) for a public offering of the Merger Shares to be made on a continuous basis pursuant to Rule 415 of the Securities Act (the "Shelf Registration Statement"); provided that Buyer may exclude from the Shelf Registration Statement the Shares of any Stockholder who has failed to provide Buyer with any information reasonably requested of such Stockholder in writing by Buyer in connection with the preparation of the Shelf Registration Statement.

     Section 6.23  Substitution of Warrants for Options.
                   ------------------------------------

     Prior to the Effective Time, Buyer shall take all actions reasonably necessary for the substitution of the Warrants for all outstanding Options and the assumption of the Company Stock Plans.


ARTICLE VII.   CONDITIONS TO MERGER

     Section 7.1  Conditions to Each Party's Obligation To Effect the Merger.
                  ---------------------------------------------------------

     The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

             (a)  HSR Act. The applicable waiting period shall be terminated or
                  -------
shall expire without a request for further information under such Act, or in the event of such a request for further information, the waiting period following delivery of such information shall have expired without the objection of either the Federal Trade Commission or the U.S. Department of Justice .

             (b)  Governmental Approvals. Each of the parties shall have
                  ----------------------
obtained authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to file, obtain or occur is reasonably likely to have a Buyer Material Adverse Effect or a Company Material Adverse Effect shall have been filed, been obtained or occurred.

             (c)  Registration Statement. If a Registration Statement is filed
                  ----------------------
pursuant to Section 6.2(c), the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

             (d)  No Injunctions. No court or Governmental Entity of competent
                  --------------
jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an "Order") or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

             (e)  Nasdaq Listing. The shares of Buyer Common Stock to be issued
                  --------------
in the Merger shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

             (f)  Stockholders' Approval. This Agreement and the Merger shall
                  ----------------------
have been approved and adopted by the affirmative vote of the holders of a majority of the shares of each of (i) the Company Common Stock and (ii) the Company Preferred Stock outstanding on the record date for the Special Shareholders' Meeting.

     Section 7.2  Additional Conditions to Obligations of Buyer and Sub.
                  -----------------------------------------------------

     The obligations of Buyer and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Buyer and Sub:

             (a)  Representations and Warranties.
                  ------------------------------

             (i) The representations and warranties of Company set forth in this Agreement that are not qualified as to materiality or Company Material Adverse Effect shall be true and correct in all material respects as of the Closing Date and the Effective Time, as though made at and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date;

             (ii) The representations and warranties of Company set forth in this Agreement that are qualified as to materiality or Company Material Adverse Effect shall be true and correct in all respects as of the Closing Date and the Effective Time as though made at and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all respects as of such date;

     Buyer shall have received a certificate signed on behalf of Company by the chief executive officer and the chief financial officer of Company to the effect that each of the conditions specified in paragraphs (i) and (ii) of this paragraph (a) is satisfied in all respects.

             (b)  Performance of Obligations of Company. Company and
                  -------------------------------------
Stockholders shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Buyer shall have received a certificate signed on behalf of Company by the chief executive officer and the chief financial officer of Company and by Stockholders to such effect.

             (c)  Conversion of Preferred Stock. The conversion of the Preferred
                  -----------------------------
Stock described in Section 1.5 shall have occurred and Company shall have obtained and delivered to Buyer and Sub copies of all consents, conversion notices or agreements from each holder of the Preferred Stock necessary to convert the Preferred Stock into shares of Buyer Common Stock pursuant to
Section 1.5 hereof.

             (d)  Consents. Company shall have obtained and delivered to Buyer
                  --------
and Sub all material waivers, permits, consents, approvals or other authorizations necessary to be obtained by it to consummate the Merger, and effected all material registrations, filings and notices necessary to be affected by it to consummate the Merger.

             (e)  Indemnity Escrow Agreement. The Principal Stockholders shall
                  --------------------------
have executed and delivered to Buyer the Indemnity Escrow Agreement.

             (f)  Tax Opinion. Buyer shall have received the opinion of Brown,
                  -----------
Rudnick, Freed & Gesmer, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of
Section 368(a) of the Code (it being agreed that Buyer and Company shall each provide reasonable cooperation, including making reasonable representations, to Brown, Rudnick, Freed & Gesmer to enable it to render such opinion).

             (g)  Legal Opinion. Buyer shall have received an opinion of Hale
                  -------------
and Dorr LLP in form and substance satisfactory to Buyer and its counsel.

             (h)  Appraisal Rights. Stockholders representing not more than ten
                  ----------------
percent (10%) of the Company Common Stock (on a Common Stock equivalent basis) of Company shall have exercised appraisal rights in connection with the Merger .

             (i)  Stockholders' Agreement. Principal Stockholders shall have
                  -----------------------
executed and delivered to Buyer the Stockholders' Agreement in substantially the form of Exhibit H hereto.
        ---------

             (j)  LLC Agreement. Principal Stockholders shall have executed and
                  -------------
delivered to Buyer their respective LLC Agreements.

             (k)  Letters of Transmittal; Stock Powers. All Principal
                  ------------------------------------
Stockholders or their designated affiliates shall have delivered to Buyer (i) duly executed and complete stock powers in favor of the Escrow Agent in respect of the Escrow Shares, and (ii) duly executed and complete Letters of Transmittal.

             (l)  Terminations. The agreements of the Company described in
                  ------------
Schedule 7.2(l) hereof shall be terminated on or prior to the Closing Date.
---------------

     Section 7.3  Additional Conditions to Obligations of Company.
                  -----------------------------------------------

     The obligation of Company to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

             (a)  Representations and Warranties.
                  ------------------------------

             (i) The representations and warranties of Buyer and Sub set forth in this Agreement that are not qualified as to materiality or Company Material Adverse Effect shall be true and correct in all material respects as of the Closing Date and the Effective Time, as though made at and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date;


             ( ii) The representations and warranties of Buyer and Sub set forth in this e Agreement that are qualified as to materiality or Buyer Material Adverse Effect shall be true and correct in all respects as of the Closing Date and the Effective Time, as though made at and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date;

     Company shall have received a certificate signed on behalf of Buyer by the chief executive officer or the chief financial officer of Buyer to the effect that each of the conditions specified in paragraphs (i) and (ii) of this paragraph (a) is satisfied in all respects.

(b)  Performance of Obligations of Buyer and Sub.  Buyer and Sub shall have
     -------------------------------------------
performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Stockholders shall have received a certificate signed on behalf of Buyer by the chief executive officer or the chief financial officer of Buyer to such effect .

             (c)  Tax Opinion. Stockholders shall have received the opinion of
                  -----------
Hale and Dorr LLP, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code (it being agreed that Buyer and Company shall each provide reasonable cooperation, including making reasonable representations, to Hale and Dorr LLP to enable it to render such opinion).

             (d)  Legal Opinion. Company shall have received opinions of Loeff
                  -------------
Claey s Verbeke (as to Buyer) and Brown Rudnick Freed & Gesmer (as to Sub) in form and substance satisfactory to Company and its counsel.

             (e)  Consents. Buyer and Sub shall have obtained and delivered to
                  --------
Company all material waivers, permits, consents, approvals or other authorizations necessary to be obtained by them to consummate the Merger, and effected all material registrations, filings and notices necessary to be affected by them to consummate the Merger.


             (f)  Stockholders' Agreement. Buyer and certain of Buyer's
                  -----------------------
stockholders shall have executed and delivered to Principal Stockholders the Stockholders' Agreement.

             (g)  Indemnity Escrow Agreement. Buyer shall have executed and
                  --------------------------
delivered to Principal Stockholders the Indemnity Escrow Agreement.
                                        ---------

             (h) Buyer shall have executed and delivered to the Stockholder Representatives a Registration Rights Agreement containing principal terms substantially as set forth in Exhibit I hereto (the "Registration Rights
                              ---------
Agreement").

             (i) Shelf Registration Statement. If the Merger Shares are to be issued without registration under the Securities Act and the Closing Date is after May 31, 2000, Buyer shall have prepared in file ready form a registration statement under the Securities Act on Form F-3 (or any successor short form registration involving a similar amount of disclosure; or if then ineligible to use any such form, then any other available form of registration statement) for a public offering of the Merger Shares to be made on a continuous basis pursuant to Rule 415 of the Securities Act (the "Shelf Registration Statement"); provided that Buyer may exclude from the Shelf Registration Statement the Shares of any Stockholder who has failed to provide Buyer with any information reasonably requested of such Stockholder in writing by Buyer in connection with the preparation of the Shelf Registration Statement.

ARTICLE VIII.  INDEMNIFICATION

     Section 8.1  Definitions.
                  ------------

For purposes of this Article VIII:

             "Losses" means all losses, damages (excluding punitive and consequential damages), fines, penalties, liabilities, payments and obligations, and all expenses related thereto. Losses shall include any reasonable legal fees and costs reasonably incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action.

             "Buyer's Indemnified Persons" means Buyer, its parent, subsidiary and affiliated corporations (including Sub), their respective directors, officers, employees, stockholders and agents, Company after the Closing, and any person serving as a director, officer, employee or agent of Company at Buyer's request after the Closing.

             "Company's Indemnified Persons'" means each stockholder of Company.

             "Indemnified Person" means any person entitled to be indemnified under this Article VIII.

             "Indemnifying Person" means any person obligated to indemnify another person under this Article VIII.

             "Third Party Action" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

     Section 8.2   Indemnification by the Principal Stockholders.
                   ---------------------------------------------

             (a) Subject to the limitations in paragraph (b) below, the Principal Stockholders, jointly and severally shall defend, indemnify and hold
----------------------
harmless Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them:

             (i) resulting from or arising out of any breach of any of the representations or warranties made by Company in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing;

             (ii) resulting from or arising out of any breach of any covenant or agreement made by Company in or pursuant to this Agreement; or

             (iii) resulting from or arising out of any Third Party Action that is instituted or threatened against any of Buyer's Indemnified Persons with respect to the matters identified in clauses (i) or (ii).

             (b) The right to indemnification under paragraph (a) above is subject to the following limitations:

             (i) The Principal Stockholders shall have no liability under paragraph (a) unless one or more of Buyer's Indemnified Persons gives written notice to the Principal Stockholders asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period beginning on the Closing Date and ending on the earlier of (a) June 30, 2001 and (b) the date which is thirty (30) days after completion of the financial audit of Buyer for 2000 by Buyer's independent certified public accountants (the "Escrow Period"). Notwithstanding the foregoing, with respect to any claim based upon a covenant or undertaking which by its terms is to be performed after the Closing, the period above shall commence on the date when such covenant or agreement should have been performed.

             (f) Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense .

     Section 8.4  Stockholder Representatives.
                  ---------------------------

             (a) Janet M. Baker and a designee of Seagate Technology, Inc., who shall initially be Donald L. Waite, are hereby appointed as representatives (the "Stockholder Representatives") for and on behalf of the Principal Stockholders to take all actions necessary or appropriate in the judgment of the Stockholder Representatives for the accomplishment of the terms of this Agreement and the Escrow Agreement. The holders of a majority in interest of the shares of Buyer Common Stock held in the Escrow Fund may replace the Stockholder Representatives upon not less than ten (10) days' prior written notice to Buyer. No bond shall be required of the Stockholder Representatives and the Stockholder Representatives shall receive no compensation for their services. Notices of communications to or from the Stockholder Representatives shall constitute notice to or from each of the Principal Stockholders. If either of the Stockholder Representatives dies or is otherwise no longer able or willing to serve as a Stockholder Representative, a new Stockholder Representative shall be chosen by the Principal Stockholders holding a majority of the shares of Buyer Common Stock held in the Escrow Fund. It is understood that the Stockholder Representatives shall not have any voting rights with respect to the Buyer Common Stock.

             (b) The Stockholder Representatives shall not be liable for any act done or omitted in such capacity while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Principal Stockholders shall severally indemnify the Stockholder Representatives and hold them harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representatives and arising out of or in connection with the acceptance or administration of their duties. The Stockholder Representatives may use funds included as part of the Escrow Fund to pay any expenses or costs incurred by them in performing their duties and responsibilities as the Stockholder Representatives.

             (c) Any decision, act, consent or instruction of the Stockholder Representatives shall constitute a decision of all Principal Stockholders and shall be final, binding and conclusive upon every Principal Stockholder, and the Escrow Agent and Buyer may rely upon any decision, act, consent or instruction of each and every Stockholder Representative.

     Section 8.5  Other Indemnification Provisions.
                  --------------------------------

             (a) Except as otherwise provided herein, the Escrow Fund shall be the sole and exclusive source available to compensate Buyer's Indemnified Persons for the indemnification obligations of each Principal Stockholder hereunder.

             (b) The limitations on the Indemnifying Person's obligations under this Article VIII shall not apply to any claim by any party hereto against any other party hereto (i) for fraud, or (ii) resulting from or arising out of any intentional misrepresentation or intentional breach of warranty, or any intentional failure to perform or comply with any covenant or agreement by any party.

             (c) The provisions of this Article VIII shall not apply to any claim of any nature whatsoever by any person against the Buyer or Sub.

ARTICLE IX.  TERMINATION AND AMENDMENT

     Section 9.1  Termination.
                  -----------

     This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 9.1(b) through 9.1(e), by written notice by the terminating party to the other party), whether before or after approval of the Merger by the stockholders of Company:

             (a)  by mutual written consent of Buyer and Company; or

             (b) by either Buyer or Company if the Merger shall not have been consummated by June 30, 2000, which date shall be subject to extension (i) pursuant to and in accordance with Section 6.2(c) hereof; and (ii) until July 31, 2000, in the event of a Second Request (the "Outside Date"); and provided
                                                                     --------
further that the right to terminate this Agreement under this Section 9.1(b)
-------
shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before such date; or

             (c) by either Buyer or Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

             (d) by either Buyer or Company, if the United States Department of Justice or the United States Federal Trade Commission (i) authorizes its staff to seek a preliminary injunction or restraining order to restrain, enjoin or otherwise prohibit the Merger, or (ii) has made a formal request for additional information or documentary material pursuant to 16 C.F.R. 803.20 under the HSR Act, and HSR clearance has not been received within ninety (90) days of the date of such request; or

             (e) by either Buyer or Company, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach causes the conditions set forth in
Section 7.2(a) or (b) (in the case of termination by Buyer) or 7.3(a) or (b) (in the case of termination by Company) to be incapable of being satisfied.

     Section 9.2  Effect of Termination.
                  ---------------------

     In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Buyer, Company, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Sections 5.5, 10.3, and Article IX; provided that any such termination shall not relieve any party from liability for any willful breach of this Agreement (which includes without limitation the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate when made) and the provisions of Sections 5.5, 10.3, and Article IX of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

     Section 9.3   Fees and Expenses.
                   -----------------

     Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement (including without limitation pursuant to Section 6.5 hereof) and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

     Section 9.4   Amendment.
                   ---------

     This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.5   Extension; Waiver.
                   -----------------

     At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE X.  MISCELLANEOUS

     Section 10.1  Survival of Representations, Warranties and Agreements.
                   ------------------------------------------------------

     All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by any party to another party incident to the transactions contemplated hereby shall be deemed to have been relied upon by the other party and shall survive the Closing for the applicable periods set forth in Article VIII and shall be further actionable subject to the limitations set forth therein, regardless of any investigation and shall not merge in the performance of any obligation by either party hereto provided, however, that all representations, warranties,
             --------
agreements, covenants and obligations of Buyer or Sub herein or therein shall terminate upon the expiration of the Escrow Period, except with respect to (i) any claims based upon Buyer's or Sub's fraud or failure to authorize the Merger, this Agreement or the transactions contemplated hereby, and (ii) any covenants, agreements or obligations of Buyer or Sub that by their terms continue in effect beyond such expiration. For purposes of this Agreement, the words "knowledge" or "aware of" or variations thereof, in respect of any representation or warranty of Company set forth in this Agreement shall mean the actual and constructive knowledge of Janet M. Baker, James K. Baker, Donald L. Waite, Ellen Chamberlain, John Shagoury and Paul Cohen (collectively, the "Designated Group"), to the extent such knowledge would have been obtained by due inquiry of the officers and directors of Company and employees charged with the responsibility for the particular matter which is the subject of such representation and warranty; provided that, with respect to Patents, such terms shall only mean the actual knowledge of the Designated Group.

     Section 10.2  Notices.
                   -------

     All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered (i) five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one business day after it is sent by telecopy (with receipt confirmation) or two business days via a reputable international overnight courier service for next business day delivery, or (iii) on the date of delivery if sent by hand, in each case to the intended recipient as set forth below:

          (a)  if to Buyer or Sub, to

          Lernout & Hauspie Speech Products N.V.
          Flanders Language Valley 50
          B-8900 Ieper, Belgium
          Attention:  Legal Department and Chief Financial Officer
          Telephone:  011 32 57 228 888
          Facsimile:  011 32 57 208 489


          with copies to:

          Lernout & Hauspie Speech Products N.V.
          c/o Lernout & Hauspie Speech Products USA, Inc.
          52 Third Avenue
          Burlington, MA 01803-4414
          Attention: Legal Department and Chief Financial Officer
          Telephone: (781) 203-5000
          Facsimile  (781) 238-0986

          Brown, Rudnick, Freed & Gesmer
          One Financial Center
          Boston, MA 02111
          Attention: Philip J. Flink
          Telephone: (617) 826-8200


          (b)  if to Company, to

          Dragon Systems, Inc.
          320 Nevada Street
          Newton, MA 02160
          Attention: General Counsel
          Telephone: (617) 965-5200

          with copies to:

          Janet M. Baker
          173 Highland Street
          West Newton, MA 02465
          and

          Seagate Technology, Inc.
          920 Disc Drive
          Scotts Valley, CA 05006
          Attention:  Donald L. Waite

          and

          Hale and Dorr LLP
          60 State Street
          Boston, MA 02109
          Attention:  Sarah Rothermel
          Telephone:  (617) 526-6000


          (c)  if to the Stockholder Representatives, to

          Janet M. Baker
          173 Highland Street
          West Newton, MA 02465

          Seagate Technology, Inc.
          920 Disc Drive
          Scotts Valley, CA 05006
          Attention:  Donald L. Waite

Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     Section 10.3  Brokers or Finders.
                   ------------------

     Each of Buyer and Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except, in the case of Buyer, S.G. Cowen Securities, whose fees and expenses will be paid by Buyer in accordance with Buyer's agreement with such firm and, in the case of Company, Goldman Sachs & Co., whose fees and expenses shall be taken into account in calculating the Exchange Ratio in accordance with Section 2.1(c) and 2.3 hereof.

     Section 10.4  Interpretation.
                   --------------

     When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to March 27, 2000. The words "include," "includes" and "including" when used herein shall be deemed in each case to be following by the words "without limitation."

     Section 10.5  Counterparts.
                   ------------

     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 10.6  Entire Agreement; No Third Party Beneficiaries.
                   ----------------------------------------------

     This Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as expressly set forth in Sections 6.6 and
6.15 hereof, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time.

     Section 10.7  Governing Law and Venue.
                   -----------------------

EXCEPT WITH RESPECT TO MATTERS RELATING TO THE ISSUANCE OF THE MERGER SHARES, WHICH ARE GOVERNED BY BELGIAN LAW, THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (OTHER THAN CHOICE OF LAW PRINCIPLES THEREOF) APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY IN SUCH STATE. The parties hereby (a) irrevocably submit to the jurisdiction of the Chancery Court of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby and thereby and (b) waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court's jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in
Section 10.2, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     Section 10.8  Waiver of Jury Trial.
                   --------------------

     EACH OF BUYER, SUB, AND COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER, SUB, OR COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

     Section 10.9  Assignment.
                   ----------

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 10.10  Severability.
                    ------------

     In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     Section 10.11  Other Remedies; Specific Performance.
                    ------------------------------------

     Except as otherwise provided in this Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


                    [Remainder of page intentionally blank]

     IN WITNESS WHEREOF, Buyer, Sub, Company and Principal Stockholders have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date first written above.


                         LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.


                              By:  /s/ Jo Lernout
                                   ------------------------------------
                                   Name:  Jo Lernout
                                   Title: Managing Director

                              By:  /s/Pol Hauspie
                                   ------------------------------------
                                   Name:  Pol Hauspie
                                   Title: Managing Director

                         DRAGON SYSTEMS, INC.


                         By:  /s/ Janet M. Baker
                              ------------------------------------------
                              Janet M. Baker
                              Chairman


                         L&H HOLDINGS USA, INC.


                         By:  /s/ Gaston Bastiaens
                              ------------------------------------------
                              Gaston Bastiaens
                              President and Chief Executive Officer


                         PRINCIPAL STOCKHOLDERS:

                         /s/ James K. Baker
                         ----------------------------------------------------
                         James K. Baker


                         /s/ Janet M. Baker
                         ----------------------------------------------------
                         Janet M. Baker


                         /s/ Robert Roth
                         ----------------------------------------------------
                         Robert Roth

                              SEAGATE TECHNOLOGY, INC.

                              By:  /s/ Donald L. Waite
                                   --------------------------------------------
                              Name: Donald L. Waite
                              Title:   Executive Vice President


                              PAUL G. BAMBERG AND DONALD B. FLETCHER, JR., AS TRUSTEES OF THE PAUL G. BAMBERG TRUST U/A DATED 8/18/89, AS AMENDED 10/20/93

                              /s/ Paul G. Bamberg
                              ------------------------------------------------
                              Paul G. Bamberg

                              /s/ Donald B. Fletcher, Jr.
                              ------------------------------------------------
                              Donald B. Fletcher, Jr.

                              CHERRY F. BAMBERG AND DONALD B. FLETCHER, JR., AS TRUSTEES OF THE CHERRY F. BAMBERG TRUST U/A DATED 8/18/89, AS AMENDED 10/20/93

                              /s/ Cherry F. Bamberg
                              ------------------------------------------------
                              Cherry F. Bamberg

                              /s/ Donald B. Fletcher Jr.
                              ------------------------------------------------
                              Donald B. Fletcher, Jr.